UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

PLEDGE PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor

Houston, Texas 77002

(Address of Principal Executive Office) (Zip Code)

(832) 328-0169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

•	our ability to obtain additional debt and/or equity financing on acceptable terms, if at all;

•	the sufficiency of our cash to meet our liquidity needs;

•	our ability to continue as a going concern;

•	the timing of and costs related to acquiring the real property, constructing a facility and thereafter achieving steady-state operations at our proposed Bay Minette location;

•	the timing of and costs related to production and generation of revenues at our proposed Bay Minette facility;

•	the accuracy of our estimates regarding expenses, construction costs, future revenue and capital requirements;

•	the expected production costs of our renewable diesel, including our ability to produce diesel without government subsidies and on a cost-effective basis;

•	the timing of and costs related to the construction and commencement of operations at any future commercial production facility;

•	our ability to realize the benefits of government subsidies related to diesel;

•	the anticipated performance attributes of our diesel;

•	our projected yield for our diesel produced by our technology platform;

•	achievement of advances in our technology platform and process design, including improvements to our yield;

•	our ability to produce diesel at commercial scale;

•	our ability to obtain feedstock at commercially acceptable terms;

•	our ability to locate production facilities near low-cost, abundant and sustainable feedstock;

•	the future price and volatility of petroleum-based products and competing renewable fuels and of our current and future feedstocks;

•	government policymaking and incentives relating to renewable fuels;

•	our ability to obtain and retain potential customers for our diesel and biochar; and

•	our ability to hire and retain skilled employees.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTE

Unless otherwise indicated herein, when used in this Current Report on Form 8-K, (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of, Pledge Petroleum Corp., a Delaware corporation, (“Pledge”), and Renewable Technology Solutions, Inc., a Tennessee corporation (“RTS”), after giving effect to the Share Exchange (defined below) and the related transactions described herein, (2) the term Pledge refers to the business of Pledge Petroleum Corp. prior to the Share Exchange, and (3) the term RTS refers to the business of Renewable Technology Solutions, Inc., prior to the Share Exchange, in each case unless otherwise specifically indicated or as is otherwise contextually required.

This Current Report on Form 8-K is being filed in connection with a transactions consummated by us that relates to the Share Exchange (as defined below) between us and Renewable Technology Solutions, Inc., which transaction is described herein, together with certain related actions taken by us.

The information contained in this Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information
Description of Business
Risk Factors
Description of Properties
Management’s Discussion and Analysis
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers and Corporate Governance
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Market for Registrants Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Recent Sales of Unregistered Securities
Description of Capital Stock
Indemnification of Officers and Directors
Financial Statements and Supplementary Data
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Exhibits, Financial Statement Schedules
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2018, Pledge Petroleum Corp., a Delaware corporation (the “Company” or “Pledge”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Renewable Technology Solutions, Inc., a Tennessee corporation (“RTS”), and Christopher Headrick, a member of the Company’s board of directors and the sole stockholder of RTS. Pursuant to the Share Exchange Agreement and subject to certain unwind provisions of the Share Exchange Agreement, on December 19, 2018, RTS became a wholly owned subsidiary of the Company.

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Pursuant to the Share Exchange Agreement, (i) upon the execution of such agreement, Mr. Headrick delivered to Pledge share certificates evidencing 1,000 shares of RTS common stock, no par value, which represents 100% of the issued and outstanding shares of RTS common stock (the “RTS Shares”) and Pledge delivered to Mr. Headrick 250,000,000 shares of Pledge common stock, par value $0.001 per share (the “Pledge Common Shares”), and (ii) after the expiration of the Unwind Period defined below and the filing of an amendment to Pledge’s Certificate of Incorporation with the Secretary of State of the State of Delaware, Pledge will issue to Mr. Headrick 150,000 shares of Series D Preferred Stock, par value $0.001 (the “Series D Preferred Shares”) that will have the right to an aggregate of 1,500,000,000 votes on all items presented to the Company’s stockholders for a vote. Upon the issuance of the 250,000,000 shares of common stock to Mr. Headrick, Mr. Headrick owned 52% of the Company’s outstanding voting securities. After the issuance of the 150,000 shares of the Pledge Series D Preferred Stock to Mr. Headrick, he will own securities providing him the right to vote approximately eighty eight percent (88%) of the voting securities of the Company and the Company’s other stockholders will own securities providing them with the right to vote approximately twelve percent (12%) of the voting securities of the Company. If prior to the twelve-month anniversary of the execution of the Share Exchange Agreement, RTS has not delivered evidence, in form and substance reasonably satisfactory to Pledge of a copy of a financial commitment from a reputable source for $3,000,000 to fund in part the construction of a renewable fuel manufacturing facility to be located in Bay Minette, Alabama, the purchase of the equipment to be contained therein and the applicable technology (the “Unwind Condition”), the Share Exchange will be unwound and RTS Shares will be returned to Mr. Headrick and the Pledge Common Shares will be returned to the Pledge.

Pursuant to the terms of the Share Exchange Agreement and Escrow Agreement, until the Unwind Condition is satisfied, (i) Mr. Headrick shall not assign, pledge or transfer of any of the Pledge Common Shares and the Company shall not assign, pledge or transfer of any of the RTS Shares (ii) any distributions with respect to the Pledge Common Shares shall be made to Mr. Headrick and with respect to the RTS Shares shall be made to the Company and (iii) Mr. Headrick shall have the full power to vote and exercise all voting, consent and related rights (including, without limitation, all rights to provide instructions or directions as to the exercise of voting or consent rights) with respect to the Pledge Common Shares, subject to the following limitations and the Company shall have the full power to vote and exercise all voting, consent and related rights (including, without limitation, all rights to provide instructions or directions as to the exercise of voting or consent rights) with respect to the RTS Shares, subject to the following limitations: (a) no amendments may be made to any of the charter documents of either entity without approval of all of the members of the Board of Directors of such entity; (b) and no changes to the Board of Directors of either entity (including increases or removals other than for cause) may be made by an entity without approval of all of the members of the Board of Directors of such entity (c) effect or approve a merger, consolidation or acquisition of all or substantially all of the assets of such entity without approval of all of the members of the Board of Directors of such entity.

Christopher Headrick, John Zotos and John Huemoeller each have indicated that they will vote in favor of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock that will provide the Company with the ability to designate the Series D Preferred Stock.

The foregoing description of the Share Exchange and the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated into this report by reference. This description of the Share Exchange and the Share Exchange Agreement and the copy of the Share Exchange Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Share Exchange Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the representations, warranties and covenants in Share Exchange Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Share Exchange and Related Transactions

On December 19, 2018, pursuant to the Share Exchange Agreement, Pledge, RTS and Christopher Headrick engaged in the transactions set forth above and RTS became a wholly owned subsidiary of Pledge.

Upon consummation of the Share Exchange, the Company’s board of directors (the “Board”) remained three directors, each of whom will also serve as directors of RTS and Christopher Headrick will serve as the Chief Executive Officer of the Company. The three directors of the Company are: John Huemoeller (Chairman), John Zotos, and Christopher Headrick.

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Pursuant to the Share Exchange Agreement, each party has made certain customary representations and warranties to the other parties thereto. The Share Exchange was conditioned upon certain customary closing conditions.

The foregoing description of the Share Exchange Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement which is filed as Exhibit 2.1, to this Current Report on Form 8-K, and which is incorporated by reference herein.

Accounting Treatment

The Share Exchange is being treated as a reverse acquisition of Pledge, a public shell company, for financial accounting and reporting purposes. As such, RTS is treated as the acquirer for accounting and financial reporting purposes while Pledge is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the United States Securities and Exchange Commission (“SEC”) will be those of RTS, and Pledge’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of RTS.

Smaller Reporting Company

Following the consummation of the Share Exchange, the Company will continue to be a “smaller reporting company,” as defined in Regulation S-K promulgated under the Exchange Act.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act. As such, the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Pledge and RTS after giving effect to the Share Exchange and the related transactions described below, except with respect to information for periods before the consummation of the Share Exchange which refer expressly to Pledge or RTS, as specifically indicated.

DESCRIPTION OF BUSINESS

Overview

Our goal is to be a next-generation renewable fuels company. We intend to conduct business in the sourcing and implementation of renewable energy technology.

Our mission is to produce renewable diesel fuel and biochar in a profitable yet sustainable manner. We strive to achieve net environmental and social benefits by achieving a negative carbon footprint, responsibly managing our land use and water resources, and preserving our forests and food sources, while promoting energy independence, job creation and community investment. Our strategy is generally predicated on biomass feedstock sources consisting of residues from timber harvest and forest thinnings (sometimes called “slash”) comprised of branches, broken or defective tree parts, tops, and trees not meeting grade specifications that can be harvested on a sustainable basis.

Our technology platform enables us to convert low-cost, abundant and sustainable biomass feedstock (i.e., slash) into diesel. Our renewable diesel, which burns much cleaner than traditional petroleum diesel, is chemically indistinguishable from conventional ASTM D975 diesel. In addition, our renewable diesel is a “drop-in” diesel meaning it is a 100% petroleum diesel replacement.

In addition to renewable diesel, we intend to sell NaturaTM, which is a high-quality biochar. Biochar is charcoal used as a soil amendment. Biochar is a stable and solid, rich in carbon, and can endure in soil for thousands of years. Biochar is made by carbonizing renewable organics like wood and grass. NaturaTM is a safe and natural product made in the United States. It is a byproduct of our renewable diesel process and provides long-term gains in soil fertility and plant performance, as well as livestock enhancement.

We are fundamentally different from traditional oil and biofuels companies. Unlike traditional oil companies, we generate diesel from completely renewable and sustainable sources rather than depleting fossil fuel reserves. At the same time, we differ from most traditional biofuels companies because our end products are diesel and biochar rather than alcohols or fatty acid methyl esters (“FAME”), such as ethanol or biodiesel. As compared to ethanol, the energy density of one gallon of our renewable diesel equates to 1.7 gallons of ethanol equivalent. While we are a development stage company that has not generated any revenue and has experienced net losses since inception, through our technology platform, we expect to provide a new domestic source of liquid transportation fuel — sustainably — using renewable natural resources to help further energy independence and reduce greenhouse gas emissions.

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We believe that the solution to the world’s growing transportation fuel demands must be:

•	Real. Our technology platform should enable us to produce high-quality renewable diesel that is “drop in” to the existing transportation fuels infrastructure for use in vehicles on the road today. Our fuels will not be ethanol or FAME diesel. Unlike ethanol, which is generally subject to a 10% to 15% blend wall, our diesel can be used as components in formulating a variety of fuel products meeting specifications of ASTM International for finished diesel derived from petroleum-based blend stocks.

•	Rural. We plan to locate our commercial production facilities in rural areas near sources of low-cost, abundant and sustainable biomass feedstock. We also consider the proximity of a potential site to our prospective customers, the adequacy of infrastructure, the availability of labor to operate our facilities and the award of any state or local incentives. We believe that our rural focus not only will help us reduce our operating costs, but also will revitalize rural economies impacted by closed paper mills.

•	Renewable. Our technology platform will allow us to convert low-cost, abundant and sustainable non-food biomass feedstock, including woody biomass, such as whole tree chips, logging residues, branches and bark into renewable diesel. In this regard, we believe that the transportation fuel produced from our process will help to satisfy mandates under the Renewable Fuel Standard program (the “RFS2”). We have selected Cooper Marine & Timberlands Corp. (a Cooper company) as our primary provider of feedstock because of their abundant, sustainable supply and generally low-cost and stable pricing history compared to feedstocks used by traditional biofuels companies.

•	Repeatable. We intend to utilize a modular design for our standard commercial production facilities that can be replicated at any locations with abundant and sustainable non-food feedstock in the southeastern United States and beyond. We believe that this “copy exact” design will help us to reduce our capital costs, implement learned best practices and facilitate rapid deployment of new production facilities. We believe that our repeatable renewable diesel production process will effectively eliminate the exploration risk experienced by traditional E&P companies.

We expect that our renewable diesel will offer several environmental benefits compared to traditional petroleum-based fuels. We believe that the renewable diesel that we will produce will reduce direct lifecycle greenhouse gas emissions by over 80% compared to the fuels they displace.

History

RTS was incorporated on August 22, 2018 under the laws of the State of Tennessee under the name Renewable Technology Solutions, Inc. Christopher Headrick, the Chief Executive Officer and sole shareholder of RTS, has spent the last nine years researching various biodiesel technologies as well as locations for facilities. Not only has he identified equipment that utilizes a technology that he intends to acquire but RTS has also entered into an agreement to acquire a property on which to build facilities. A company owned by Mr. Headrick has entered into a sales representative agreement with the owner of the equipment that incorporates the technology that we intend to acquire authorizing it to serve as an authorized sales representative of the third-party manufacturer with the right to market and to solicit sales of the equipment. Mr. Headrick has also received indications of interest from customers for offtake agreements, all pending the acquisition of the site for the facility. Mr. Headrick has spent years building relationships with key partners and formulating the business plan for RTS in order to enable RTS to successfully begin operations once the initial production facility is constructed. For example, RTS (or an affiliated entity) has entered into the following letters of intent; (i) Cooper Marine & Timberlands Corp. (a Cooper company) to be its primary provider of feedstock, (ii) Forest2Market to provide project development and operational support services related to biomass feedstock, (iii) Weaver and Tidwell, L.L.P. to provide technical support and regulatory consulting services to RTS in its role as a renewable fuel producer and (iv) Targray Industries Inc. to purchase not less than 13 million gallons per year of renewable diesel.

Production Facilities

RTS has executed an agreement, contingent on obtaining third-party financing, to acquire approximately 28 acres of property in Bay Minette, Alabama for $1,250,000, on which it intends to build its initial renewable fuel manufacturing facility. In connection therewith, RTS paid the seller of the property a $5,000 down payment, which it borrowed from John Huemoeller, the Company’s director, pursuant to a promissory note bearing interest at 5% per year, due upon the earlier of the closing of the Company’s next financing or one-year after issuance. We estimate that the cost to build the facility on the site will be approximately $133,000,000. The Bay Minette, Alabama site under contract will be able to accommodate up to a total of four production facilities. Bay Minette is situated in the Southeastern part of the United States near abundant feedstock and has a rail loading facility, inland and gulf waterways and other transportation channels.

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The Technology

The basic technology that we intend to acquire rights to utilizes a patented and commercially deployed fast pyrolysis process to turn biomass into renewable diesel. The technology is owned by a third party and is sold to customers incorporated within and as part of a modular piece of equipment. We intend to secure a purchase order for this equipment through the auspices of Christopher Headrick, who through a company he owns is an authorized sales representative for the third party manufacturer. Christopher Headrick has also agreed to forego receipt to any sales commissions paid to him in respect of our purchases of the equipment through his efforts.

Government Programs Favoring Biomass-Based Diesel Production and Use

The biomass-based diesel industry benefits from numerous federal and state government programs, the most important of which is RFS2.

Renewable Fuel Standard

On July 1, 2010, RFS2’s biomass-based diesel requirement became effective, requiring for the first time that a certain percentage of the diesel fuel consumed in the United States be made from renewable sources. The biomass-based diesel requirement can be satisfied by two primary fuels, biodiesel and renewable diesel. Required volumes under the RFS2 program, referred to as the renewable volume obligation (“RVO”), are determined by the United States Environmental Protection Agency (the “EPA”), subject to the approval of the Office of Management and Budget (“OMB”). For 2012 through 2016, the biomass-based diesel RVO was set (in gallons) at one billion, 1.28 billion, 1.63 billion, 1.73 billion, and 1.90 billion for 2012, 2013, 2014, 2015 and 2016, respectively. In November 2016, the EPA issued the final biomass-based diesel RVO volume for 2017 at 2.00 billion gallons. In November 2017, the EPA issued the final biomass-based diesel volume for 2018 at 2.1 billion gallons and set the 2019 RVO volume target at 2.1 billion gallons.

The biomass-based diesel requirement is one of four separate renewable fuel requirements under RFS2. The RFS2 requirements are based on two primary categories and two subcategories. The two primary categories are conventional renewable fuel, which is primarily satisfied by corn ethanol, and advanced biofuel, which is defined as a biofuel that reduces lifecycle greenhouse gas emissions by at least 50% compared to the petroleum-based fuel the biofuel is replacing. The advanced biofuel category has two subcategories, cellulosic biofuel, to be satisfied by newly developed cellulosic biofuels, such as ethanol made from woody biomass, and biomass-based diesel, which is satisfied by biodiesel and renewable diesel. RFS2’s total advanced biofuel requirement is larger than the combined cellulosic fuel and biomass-based diesel requirements, thus requiring the use of additional volumes of advanced biofuels.

The RFS2 requirement for advanced biofuels can be satisfied by any advanced biofuel, including biodiesel, renewable diesel, biogas used in transportation, biobutanol, cellulosic ethanol or sugarcane-based ethanol, so long as it meets the 50% greenhouse gas reduction requirement. The advanced biofuel requirement was 2.88 billion gallons in 2015, 3.61 billion gallons in 2016, 4.28 billion gallons in 2017 and 4.29 billion gallons in 2018.

The advanced biofuel RVO is expressed in terms of ethanol equivalent volumes (“EEV”), which is based on the fuel’s renewable energy content compared to ethanol. Biodiesel has an EEV of 1.5 and renewable diesel has an EEV of 1.5-1.7, compared to 1.0 for sugarcane-based ethanol. Accordingly, it requires less biomass-based diesel than sugarcane-based ethanol to meet the required volumes as each gallon of biomass-based diesel counts as more gallons for purposes of fulfilling the advanced biofuel RVO, providing an incentive for refiners and importers to purchase biomass-based diesel to meet their advanced biofuel RVO.

The RFS2 volume requirements apply to petroleum refiners and petroleum fuel importers in the 48 contiguous states and Hawaii, who are defined as “Obligated Parties” in the RFS2 regulations, and require these Obligated Parties to incorporate into their petroleum-based fuel a certain percentage of renewable fuel or purchase credits in the form of renewable identification numbers (“RINs”) from those who do. An Obligated Party’s RVO is based on the volume of petroleum-based fuel they produce or import. The largest United States petroleum refining companies, such as Valero, Phillips 66, ExxonMobil, British Petroleum, Chevron, Shell, Marathon and Citgo, represent the majority of the total RVO, with the remainder made up of smaller refiners and importers.

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Renewable Identification Numbers

The EPA created the RIN system to track renewable fuel production and compliance with the renewable fuel standard. EPA registered producers of renewable fuel may generate RINs for each gallon of renewable fuel they produce. In the case of biomass-based diesel, generally 1.5 to 1.7 biomass-based diesel RINs may be generated for each gallon of biomass-based diesel produced, based upon the fuel’s renewable energy content. Renewable fuel, including biomass-based diesel, can then be sold with associated RINs attached. RINs may also be separated from the gallons of renewable fuel they represent and once separated they may be sold as a separate commodity. RINs are ultimately used by obligated parties to demonstrate compliance with RFS2. Obligated parties must obtain and retire the required number of RINs to satisfy their RVO during a particular compliance period. An Obligated Party can obtain RINs by buying renewable fuels with RINs attached, buying RINs that have been separated, or producing renewable fuels themselves. All RIN activity under RFS2 must be entered into the EPA’s moderated transaction system, which tracks RIN generation, transfer and retirement. RINs are retired when used for compliance with the RFS2 requirements.

The value of RINs is significant to the price of biomass-based diesel. In 2017, RIN prices as a percentage contribution to the daily average B100 spot price, as reported by the Oil Pricing Information System, or OPIS, fluctuated significantly throughout the year and range from a low of $1.19 per gallon, or 38%, in December to a high of $1.76 per gallon, or 56%, in August.

The renewable fuel that we expect to produce will qualify as a D7 renewable fuel. D7 RINs are awarded for Cellulosic Biomass-based Diesel, Cellulosic Biofuel, Advanced Biofuel and Renewable Fuel with GHG emission reductions of at least 60%. D7 RINs are traded at the value of D3 RINs multiplied by 1.7. D3 RINs traded at an average above $2.50 per gallon in 2017 and based upon the 1.7 multiplier, D7 RINs were worth approximately $4.25 per gallon on average in 2017. Additionally, D7 RINs hold more intrinsic value, as D& RINs have the most flexibility for compliance because they can be retired to meet several mandate categories.

Biodiesel Tax Credit

The federal biodiesel mixture excise tax credit (“BTC”), when in effect, provides a $1.00 per gallon excise tax credit to the first blender of biomass-based diesel with at least 0.1% petroleum-based diesel fuel. The BTC can then be credited against such biodiesel federal excise tax liability or the blender can obtain a cash refund from the United States Treasury for the value of the credit. The BTC was first implemented on January 1, 2005, although on several occasions it has been allowed to lapse and then subsequently reinstated, in some cases on a retroactive basis, as detailed in the following table:

The BTC is best thought of as an incentive shared across the entire value chain through routine, daily trading and negotiation. In February 2018, the BTC was retroactively reinstated for 2017, but was not reinstated for 2018. It is uncertain whether the BTC will be reinstated for 2018 or any later years.

California Low Carbon Fuel Standard Credits

The California Low Carbon Fuel Standard (“LCFS”) regulation is a rule designed to reduce greenhouse gas emissions associated with transportation fuels used in California. The regulation quantifies lifecycle greenhouse gas emissions by assigning a “carbon intensity” (“CI”) score to each transportation fuel based on that fuel’s lifecycle assessment. Each fuel provider (generally the fuel’s producer or importer, or “regulated party”) is required to ensure that the overall CI score for its fuel pool meets the annual carbon intensity target for a given year. A regulated party’s fuel pool can include gasoline, diesel, and their blend stocks and substitutes. In other words, excess CI reductions from one type of fuel (e.g., diesel) can be used to offset insufficient reductions in another fuel (e.g., gasoline).

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We would obtain CI credits when we sell qualified biomass-based diesel into California, which is our intended market. During 2017, CI credits ranged from $69.5 per metric ton to $113.0 per metric ton, as reported by OPIS.

Anticipated Future Revenues from Fuel Sales and Credits

In addition to selling the diesel fuel itself, RTS anticipates qualifying for three distinct credits. As a factor of our Low Carbon Intensity, RTS renewable diesel should receive $2.00 plus per gallon produced from Low Carbon Fuel Credits (LCFS) awarded by the California Air Resources Board. In addition, our unique feedstock should allow us to qualify for EPA issued D7 Renewable Identification Numbers (RINs). D7 RINs receive 1.7 times the value of D3 RINs, which translates into $3.50 to $3.85 per gallon produced based upon the most recent pricing. Finally, RTS expects to qualify for the Federal Biodiesel Excise Tax Credit (BTC), which is valued today at $1.00 per gallon produced. At today’s pricing, RTS anticipates receiving over $8.50 per gallon in revenue due to these credits.

Other Government Programs

According to the U.S. Department of Energy, more than 40 states have implemented various programs that encourage the use of biomass-based diesel through blending requirements as well as various tax incentives.

Our Market

The global transportation fuels market represents one of the world’s largest markets at over $2 trillion. According to the U.S. Energy Information Administration (“EIA”) for 2009, there was a 138 billion gallon market for gasoline and a 49 billion gallon market for diesel in the United States alone. We expect our renewable diesel to have “drop in” compatibility with traditional hydrocarbons, unlike conventional biofuels such as FAME diesel, corn ethanol and sugarcane ethanol.

Although we expect our renewable diesel will be marketable not only into the global transportation fuels market, their renewable nature also allows us to benefit from government programs and incentives. In 2007, the Energy Independence and Security Act (“EISA”) was adopted to move the United States toward greater energy independence and security and to increase the production of clean renewable fuels domestically. EISA updated RFS2 to require the use of cellulosic biofuel, a renewable fuel derived from renewable cellulosic biomass that produces at least 60% lower lifecycle greenhouse gas emissions compared to a 2005 baseline. We believe that the renewable diesel that we produce will reduce direct lifecycle greenhouse gas emissions by over 80% compared to the fuels they displace.

We believe that our renewable diesel will qualify as cellulosic biofuel under RFS2. We expect that our diesel will have an equivalence value of between 1.5 to 1.7. Equivalence value equates to the number of RIN credits per gallon. We expect that this designation, together with the higher energy content of our renewable fuels than ethanol, will make our diesel attractive to fuel producers because diesel can be used to satisfy specific volume requirements for cellulosic biofuel, as well as the volume requirements for both advanced biofuel and renewable fuel under RFS2. This provides cellulosic biofuel producers like our company an opportunity to compete with producers of advanced biofuel and other renewable fuel, but not vice versa. Accordingly, the potential size of the mandated market for cellulosic biofuel in 2022 under RFS2 encompasses the 36.0 billion gallon mandate for all renewable fuels, which includes the 21.0 billion gallon mandate for advanced biofuel, which also includes the 16.0 billion gallon mandate for cellulosic biofuel. Under the EISA mandates, by 2022 renewable fuels are expected not only to make up an increasing percentage of liquid transportation fuels in the United States, but also are expected to contribute to a 15% reduction in net imports of crude oil from 2009 levels. Additional renewable fuels mandates exist in Europe and other countries with varying mandates and volume requirements for premium renewable fuels.

Agreements

Mr. Headrick has spent years building relationships with key partners and formulating the business plan for the Company in order to enable the Company to successfully begin operations once the initial production facility is brought online. A company owned by Mr. Headrick has entered into a sales representative agreement with the owner of the equipment that incorporates the technology that we intend to acquire authorizing it to serve as an authorized sales representative of the third-party manufacturer with the right to market and to solicit sales of the equipment. In addition, RTS (or an affiliated entity) has entered into the following letters of intent; (i) Cooper Marine & Timberlands Corp. (a Cooper company) to be our primary provider of feedstock, (ii) Forest2Market to provide project development and operational support services related to biomass feedstock, (iii) Weaver and Tidwell, L.L.P. to provide technical support and regulatory consulting services to RTS in its role as a renewable fuel producer and (iv) Targray Industries Inc. to purchase not less than 13 million gallons per year of renewable diesel.

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Our Competitive Strengths

We believe that our business benefits from a number of competitive strengths, including the following:

•	Our renewable fuel product will be hydrocarbons compatible with the existing transportation fuels infrastructure. Unlike other renewable fuels such as ethanol, which is alcohol-based, or biodiesel, which is composed of fatty acids, our diesel will be hydrocarbon compatible that can “drop in” to the existing petroleum-based transportation fuels infrastructure, including pipelines, interchangeably with their petroleum-based counterparts to produce various fuel products, including finished gasoline and diesel. In addition, due to the higher energy content of our diesel, we believe that our transportation fuels will sell at a premium to ethanol. Currently, we expect to compete in the mandated renewable fuels market against corn ethanol, sugarcane ethanol and biodiesel and in the general market for gasoline and diesel fuels.

•	Existing Renewable Diesel Producers are Unable to Meet Overall Demands. The overall demand in the United States for renewable diesel cannot be met by the limited number of renewable diesel producers operating today. As a result, competition is not a primary part of the renewable diesel marketplace dynamics. For example, the renewable diesel consumed in California alone (approximately 278 million gallons in 2016) was provided from just several producers of diesel producers. As a result, we believe that we will be able to sell as much renewable diesel as we can produce.

•	The technology. We intend to utilize the modular technology platform offered by a third-party supplier to convert biomass into high-quality renewable diesel. By leveraging the technological innovations and modular design and demonstrated scale-up cost, we believe we have significantly reduced our operating risk.

•	The feedstock we use in our process is completely renewable, low-cost, abundant and sustainable. Our technology platform uses tree slash to produce our renewable diesel. We have selected Cooper Marine & Timberlands Corp. (a Cooper company) as our primary provider of feedstock because of their completely renewable, abundant, sustainable supply and generally low-cost and stable pricing history compared to feedstocks used by traditional biofuels companies. Cooper Marine & Timberlands Corp. provides tree slash as our sole feedstock because of their abundant supply and generally stable pricing history. This completely renewable and sustainable non-food feedstock has a low-cost relative to other traditional renewable biomass and a long lifecycle that we believe significantly decreases price volatility compared to seasonal feedstocks that depend more on weather and other short-term supply and demand dynamics. We believe that our ability to use tree splash, such as logging residues, branches and bark, will enable us to keep our feedstock expenses at a low price.

•	We have identified strategic locations for our commercial production facilities. The proposed site for our initial-scale commercial production facility is Bay Minette, Alabama, situated in the Southeast near abundant Cooper Marine & Timberlands Corp. feedstock and with access to rail, inland and gulf waterways and other transportation channels. We believe that the Southeast of the United States can provide us with an available skilled labor force for our facilities.

•	We believe that we have a better use for woodchip feedstock. Based on current prices, and if we meet our target production cost metrics, and if competition for feedstock develops in a region, we believe that we may be able to afford higher prices for feedstock than paper mills.

•	We have an experienced management team. Our executive officers and senior operational managers have extensive experience in research and development, new product development, capital project execution, feedstock procurement, plant operations and technology commercialization across the catalyst, refining, chemicals and forest products industries. We believe that the experience of our management team provides us with valuable relevant experience, which we believe will enhance our ability to commercialize our products, grow our business and improve our technology.

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Our Strategy

Our principal strategy is to leverage the technology and equipment we intend to acquire with our operational expertise to produce clean, economical, renewable and sustainable “green” diesel that we can sell at prices that are competitive with petroleum-based transportation fuels. Key elements of our strategy include the following:

•	We have adopted a build, own and operate strategy. We plan to build, own and operate our commercial production facilities in the United States. We have identified a 28-acre site located in Bay Minette, Alabama where we intend to acquire the real property and construct our initial facility.

•	We expect to have a diversified revenue stream. We intend to derive our revenue from five major sources: (1) the sale of renewable diesel, (2) the sale of biochar, (3) RIN, (4) BTC and (5) California LCFS. We believe that these diversified revenue streams will enable us to achieve long-term recurring revenues and mitigate risk.

•	We are pursuing federal, state and other financing to construct our initial commercial production facilities. The acquisition of our initial-scale commercial production facility is dependent on obtaining financing in all or part through a $133 million loan or convertible debenture or equity raise. We are strategically exploring other financing alternatives, including financing commercial production facilities.

•	We plan to build our production facilities using “copy exact” principles. We plan to employ a modular design that can be replicated for our subsequent standard commercial production facilities. The initial facility that we plan to develop is expected to be designed to produce approximately 13 million gallons of renewable diesel per year and approximately 23,000 tons of biochar per year. Utilizing learning from our initial commercial production facilities, we plan to deploy a “copy exact” strategy of standardized modular designs to reduce our capital costs, implement best practices, reduce operating costs, increase personnel flexibility and facilitate fast deployment of new production facilities. We believe that commercially available feedstock sources exist to support significant expansion opportunities in biomass-rich regions in the United States and globally. At a later date, we may consider larger or smaller standardized facility sizes to optimize the scale for local feedstock availability and transportation costs.

•	We plan to expand our base of prospective customers. We believe that we will be able to sell our renewable diesel to a variety of potential customers, including integrated oil companies, distributors of finished products, such as terminal or rack owners, and end users of petroleum products, such as transportation companies, fleets or petrochemical operators. We believe that this broad potential customer base will allow us to maximize the value we receive for our products, as well as make us less dependent on any one customer or market.

•	We believe that we will be able to compete with petroleum-based transportation fuels. Over time, our goal is to achieve commercial viability without reliance on government incentives, mandates or tariffs. Although we will benefit from mandated policies such as RFS2, we expect that our standard commercial production facilities will be able to produce our diesel on a cost-competitive basis with existing petroleum-based counterparts without government subsidies at current pricing. We also expect to be able to compete in non-mandated international transportation fuels markets, as well as mandated international transportation fuels markets, such as the European biodiesel market, that have historically commanded higher prices per gallon.

•	We plan to drive brand loyalty for RTS.” We believe our products will provide strategically important new domestic sources of liquid transportation fuels, sustainably utilizing local renewable resources to help further energy independence and reduce greenhouse gas emissions. We plan to capitalize on the increasing global trend in green awareness to differentiate our renewable transportation fuels from petroleum-based alternatives. In the long term, we believe that we will have a substantial marketing opportunity with a variety of large, fuel-intensive prospective customers seeking sustainable, renewable transportation fuel options. These potential customers may include distributors of finished products, such as terminal or rack owners, and end users of petroleum products such as transportation companies, fleets or municipalities that would place a premium on environmentally friendly products.

Marketing

We intend to use a variety of marketing channels to promote our products and platform, such as digital, print and social media advertising, email campaigns, industry events and public relations. If the costs of the marketing channels we use increase dramatically, then we may choose to use alternative and less expensive channels, which may not be as effective as the more expensive channels. As we add to or change the mix of our marketing strategies, we may need to expand into more expensive channels than those we are currently in, which could adversely affect our business, results of operations and financial condition.

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Intellectual Property

With respect to proprietary know-how that may not be patentable, or that we believe is best protected by means that do not require public disclosure, and processes for which patents are difficult to enforce, we rely on, among other things, trade secret protection and confidentiality and non-circumvent agreements to protect our interests. All of our employees and consultants have entered into non-disclosure and proprietary information and inventions assignment agreements with us. These agreements address intellectual property protection issues and require our employees and consultants to assign to us all of the inventions, designs and technologies they develop during the course of their employment or consulting engagement with us. We also control access to sensitive information by limiting access to only those employees and consultants who need to know the information and who have agreed contractually to maintain the confidentiality of that information. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop equivalent proprietary information or that other third parties will not otherwise gain access to our trade secrets and other intellectual property.

Our precautions may not prevent misappropriation or infringement of our intellectual property. Third parties could infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement, invalidity, misappropriation or other claims. Any such litigation could result in substantial costs and diversion of our resources. Moreover, any settlement of or adverse judgment resulting from such litigation could restrict or prohibit our use of the technology. Our failure or inability to adequately protect our intellectual property or to defend against third-party infringement claims could materially harm our business.

If any of our processes, products or technology is covered by third party patents or other intellectual property rights, we could be subject to various legal actions. We cannot assure you that our technology and products do not infringe patents held by others or that they will not in the future. Litigation is costly and time-consuming, and there can be no assurance that our litigation expenses will not be significant in the future or that we will prevail in any such litigation.

Environmental and Regulatory Matters

Our operations are subject to a variety of federal, state and local environmental laws and regulations that govern the discharge of materials into the environment or otherwise relate to environmental protection. Examples of these laws include:

•	the Clean Air Act, also known as CAA, and analogous state laws that impose obligations related to air emissions and regulate fuels and fuel additives;

•	the federal Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or the Superfund law, and analogous state laws that regulate the cleanup of hazardous substances that may be or have been released at properties currently or previously owned or operated by us or at locations to which our wastes are or have been transported for disposal;

•	the federal Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws that regulate discharges from our facilities into state and federal waters, including wetlands;

•	the federal Resource Conservation and Recovery Act, also known as RCRA, and analogous state laws that impose requirements for the storage, treatment and disposal of solid and hazardous waste from our facilities;

•	the Endangered Species Act; and

•	the Toxic Substances Control Act and analogous state laws that impose requirements on the use, storage and disposal of various chemicals and chemical substances at our facilities.

These laws and regulations may impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct regulated activities, the incurrence of capital or operating expenditures to limit or prevent releases of materials from our facilities, and the imposition of substantial liabilities and remedial obligations for pollution resulting from our operations. Numerous governmental authorities, such as the EPA and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly corrective actions. Most of these statutes include citizen suit provisions, which enable private parties, in lieu of the government, to sue for alleged violations of environmental law. Failure to comply with these laws, regulations or permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations and the issuance of injunctions limiting or preventing some or all of our operations. In addition, we may experience a delay in obtaining or be unable to obtain required permits, which may cause us to lose potential and current customers, interrupt our operations and limit our growth and revenue.

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We believe that our current operations are in substantial compliance with existing environmental laws, regulations and permits. New laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at our ongoing and future operations. Present and future environmental laws and regulations and related interpretations applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures.

Clean Air Act Regulation. Our operations and the products we intend to manufacture will be subject to certain specific requirements of the CAA and similar state and local regulations and permitting requirements. These laws, regulations and permitting requirements may restrict our emissions, affect our ability to make changes to our operations, and otherwise impose limitations on or require controls on our operations. We expect that the facility we intend to acquire will be deemed a “minor source” under the CAA. It is possible that additional facilities that we construct in the future may be considered “major sources” or that modifications to planned facilities may cause such facilities to be “major sources,” which would subject these facilities to more stringent permitting requirements, including requirements of Title V of the CAA. In addition to costs that we expect to incur to achieve and maintain compliance with these laws, new or more stringent CAA standards in the future also may limit our operating flexibility or require the installation of new controls at our facilities and future facilities. Because other domestic alternative fuel manufacturers will be subject to similar restrictions and requirements, however, we believe that compliance with more stringent air emission control or other environmental laws and regulations is not likely to materially affect our competitive position.

Hazardous Substances and Wastes. There is a risk of liability for the investigation and cleanup of environmental contamination at each of the properties that we own or operate now, and in the future, and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under CERCLA or other environmental laws for all or part of the costs of investigation and/or remediation and for damage to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to the presence of or exposure to hazardous or other materials at or from these properties. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs. We are unaware of any material environmental liabilities relating to contamination at or from our facilities.

We will also generate solid wastes, including hazardous wastes, that are subject to the requirements of RCRA and comparable state statutes. Although RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. The EPA and various state agencies have limited the approved methods of disposal for certain hazardous and non-hazardous wastes.

Water Discharges. The Clean Water Act and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants into state waters as well as waters of the United States and to conduct construction activities in waters and wetlands. Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System, or NPDES, program prohibit any discharge into surface waters, ground waters, injection wells and publicly owned treatment works except in strict conformance with permits, such as pre-treatment permits and NPDES permits, issued by federal, state and local governmental agencies. We anticipate that our process waste water will not be directly discharged into state or U.S. waters, but rather will be sent to a publicly owned treatment works. In addition, the Clean Water Act and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities. These regulations and permits may require us to monitor and sample the storm water runoff from certain of our facilities or our discharges to publicly owned treatment works. Some states also maintain groundwater protection programs that require permits for discharges or operations that may impact groundwater conditions. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. We believe that compliance with existing permits and compliance with foreseeable new permit requirements will not have a material adverse effect on our financial condition, results of operations or cash flow.

Construction Permits. Our business is also subject to sewer, electrical and construction permitting requirements. As a condition to granting necessary permits, regulators could make demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. Permit conditions could also restrict or limit the extent of our operations. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct our commercial production facilities. Failure to obtain and comply with all applicable permits and licenses could halt our construction and could subject us to future claims.

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Safety. The hazards and risks associated with producing and transporting our cellulosic gasoline and diesel, such as fires, natural disasters, explosions and pipeline ruptures, also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. Our coverage includes physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. We maintain insurance coverage against pollution resulting from environmental accidents that occur on a sudden and accidental basis, some of which may result in toxic tort claims. We believe that our insurance is adequate and customary for our industry, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. We are not currently aware of pending material claims for damages or liability to third parties relating to the hazards or risks of our business.

OSHA. We are subject to the requirements of the federal Occupational Safety and Health Act and comparable state statutes, laws and regulations. These laws and the implementing regulations strictly govern the protection of the health and safety of employees. The Occupational Safety and Health Administration’s, or OSHA, hazard communication standard, the EPA’s community right-to-know regulations under Title III of CERCLA and similar state laws require that we organize and/or disclose information about hazardous materials used or produced in our operations.

Our operations are also subject to standards designed to ensure the safety of our processes, including OSHA’s Process Safety Management standard. The Process Safety Management standard imposes requirements on regulated entities relating to the management of hazards associated with highly hazardous chemicals. Such requirements include conducting process hazard analyses for processes involving highly hazardous chemicals, developing detailed written operating procedures, including procedures for managing change, and evaluating the mechanical integrity of critical equipment.

TSCA. We are subject to the requirements of the Toxic Substances Control Act, or TSCA, which regulates the commercial manufacture and use of chemicals. Before an entity can manufacture a chemical, it needs to determine whether that chemical is listed in the TSCA inventory. If a substance is listed, then manufacture can commence immediately after a notice of commencement. If not, then a “Chemical Abstracts Service” number is obtained, and a registration and pre-manufacture notice must be filed with the EPA. We have obtained the Chemical Abstracts Service numbers, filed a pre-manufacturing notice, entered into a consent order with the EPA, and sent notices of commencement to the EPA. The failure to comply with TSCA could have a material adverse effect on our results of operations and financial condition. In addition, the TSCA new chemical submission policies may change and additional government legislation or regulations may be enacted that could prevent or delay regulatory approval of our products.

Climate Change. In the United States, legislative and regulatory initiatives are underway at the federal and state levels to regulate greenhouse gas, or GHG, emissions, including emissions by facilities such as our initial-scale and planned commercial production facilities. Pursuant to the EPA’s 2009 finding that GHGs present an endangerment to human health and the environment, and other rulemakings and interpretations, the EPA concluded that GHG-emitting stationary sources would become subject to federal permitting requirements under the Clean Air Act starting in 2011. In 2010, the EPA issued a final rule, known as the “Tailoring Rule,” that defined regulatory emissions thresholds at which certain new and modified stationary sources would become subject to permitting requirements for GHG emissions under the CAA. Projected GHG emissions from our facility would fall below the currently applicable thresholds for GHG reporting or permitting requirements. However, our future commercial production facilities are expected to exceed such thresholds and, therefore, will be required to comply with such GHG reporting or permitting requirements if they meet or exceed reporting or permitting thresholds. These thresholds may be reduced from their current levels; for example, the EPA has indicated in rulemakings that it may revise the current Tailoring Rule thresholds downward, making additional sources subject to permitting requirements.

Additional direct federal regulation of GHG emissions may be implemented under other CAA programs, including the New Source Performance Standards, or NSPS, program. The EPA has already proposed to regulate GHG emissions from one source category—electric generating units—and may propose GHG NSPS for additional source categories in the future. Many states, either individually or through multi-regional initiatives, already have begun implementing measures to reduce GHGs, primarily through the planned development of emission inventories or regional GHG “cap and trade” programs.

Complying with federal and state greenhouse gas reporting and permitting requirements may result in materially increased compliance costs, increased capital expenditures, decreased earnings, increased operating costs and additional operating restrictions for our business, which could harm our competitive position.

Because regulation of GHG emissions is relatively new, further regulatory, legislative and judicial developments are likely to occur. Such developments may affect how these GHG initiatives will impact the demand for our products and our operating results. Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, we cannot predict the financial impact of related developments on us. Because other domestic alternative fuel manufacturers will be subject to similar restrictions and requirements, however, we believe that compliance with GHG reporting or emission requirements is not likely to materially affect our competitive position.

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RTS has executed a contract to acquire a 28 acre of property for $1,250,000 on which we intend to construct a renewable diesel facility in Bay Minette, Alabama. We expect to finance the acquisition the of real property and construction of the facility utilizing a mixture of debt and equity, however, we have received no funding commitments to date and no assurance can be given that any such commitments will be secured.

Competition

We will face competition from producers and suppliers of petroleum-based diesel fuel, other biomass-based diesel producers, marketers, traders and distributors. The size of the biomass-based diesel industry is small compared to the size of the petroleum-based diesel fuel industry and large petroleum companies have greater resources than we do. Our principal competitive differentiators are biomass-based diesel quality and RIN quality, supply reliability and price. We also face competition in the biomass-based diesel RIN compliance market from producers of renewable diesel and in the advanced biofuel RIN compliance market from producers of other advanced biofuels. We believe that we will compete with large, multi-product companies that have greater resources than we do. Archer Daniels Midland Company, Cargill Incorporated, Louis Dreyfus Commodities Group and Ag Processing Inc. are major international agribusiness corporations and biodiesel producers with the financial sourcing and marketing resources to be formidable competitors in the biodiesel industry. These agribusiness competitors tend to make biodiesel from higher cost virgin vegetable oils such as soybean or canola oil, which they produce as part of their integrated agribusinesses. We will also be in competition with other producers of renewable diesel. For example, Renewable Energy Group and Neste Oil have greater resources than we do along with approximately 882 million gallons of renewable diesel production capacity in Asia and Europe. Another renewable diesel competitor is Diamond Green Diesel, LLC, the joint venture between Valero Energy Corp. and Darling International, which has approximately 160 million gallons of production capacity and announced plans to grow its capacity to 275 million gallons and beyond. Renewable diesel can also satisfy the RFS2 biomass-based diesel requirement if the renewable diesel meets the greenhouse gas reduction requirements.

Risk Management

The prices for feedstocks and biomass-based diesel can be volatile and are not always closely correlated. Lower-cost feedstocks are particularly difficult to risk manage given that such feedstocks are not traded in any public futures market. To manage feedstock and biomass-based diesel price risks, we intend to utilize forward contracting, hedging and other risk management strategies, including the use of futures, swaps, options and over-the-counter products.

In establishing our risk management strategies, we draw from our own in-house risk management expertise and consult with industry experts. We utilize research conducted by outside firms to provide additional market information and risk management strategies. We believe combining these sources of knowledge, experience and expertise expands our view of the fluctuating commodity markets for raw materials and energy to improve our risk management strategies.

Employees

As of November 30, 2018, we had one individual that performs services for us in Tennessee that qualifies as full-time employee. We currently also employ two contractors. We believe that our success will depend, in part, on our ability to attract and retain qualified personnel. We have never experienced a work stoppage due to labor difficulties and believe that our relations with our employees are good. None of our employees are represented by labor unions.

Legal Proceedings

We are not a party to any material litigation or proceeding and are not aware of any material litigation or proceeding, pending or threatened against us.

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Available Information

Additional information about Pledge is contained at our website, http://www.pledgepcorp.com. Information contained on our website is not incorporated by reference into, and does not form any part of, this Annual Report on Form 10-K. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after those reports we electronically filed such material with, or furnish it to, the SEC. Our principal offices are located at 11811 North Freeway, 5th Floor, Suite 513, Houston, Texas 77060. Our telephone number is +1 (832) 328-0169 and our facsimile number is (713) 513-5700. Our fiscal year end is December 31.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks and all other information contained in this Current Report on Form 8-K, including our consolidated financial statements and the related notes, before investing in our securities. If any of the following risks materialize, our business, prospects, financial condition and operating results could be materially harmed. In such case, the price of our securities could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

Our business is difficult to evaluate because we are currently focused on a new line of business and have very limited operating history and limited information regarding the new line of business.

We have recently engaged in a new business line involving the sale of renewable diesel fuel and biochar through our merger with RTS. There is a risk that we will be unable to successfully operate this new line of business or be able to successfully integrate it with our current management and structure. Our estimates of capital, personnel and equipment required for our new line of business are based on the experience of management and businesses they are familiar with. Our management has limited direct experience in our new lines of business. We are subject to the risks such as our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. Even if we generate revenue, there can be no assurance that we will be profitable. In addition, no assurance can be given that we will be able to consummate our business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends or even to make quarter to quarter comparisons of our operating results. You should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential are unproven, and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

We are subject to the substantial risk of failure facing businesses seeking to develop new products. Certain factors that could, alone or in combination, prevent us from successfully commercializing our products include:

•	technical challenges developing our commercial production processes that we are unable to overcome;

•	our ability to finance the roll-out of our commercial production facilities, including securing financing for the building of such facilities;

•	our ability to achieve commercial-scale production of renewable diesel fuel on a cost-effective basis and in the time frame we anticipate;

•	our ability to produce renewable diesel fuel that meets our potential customers’ specifications;

•	our ability to secure access to sufficient feedstock quantities at economic prices;

•	our ability to secure and maintain all necessary regulatory approvals for the production, distribution and sale of our renewable diesel fuel and to comply with applicable laws and regulations; and

•	actions of direct and indirect competitors that may seek to enter the renewable diesel fuel markets in competition with us or that may seek to impose barriers to one or more aspects of the renewable diesel fuel business that we are pursuing.

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We currently have not generated any revenues from our renewable diesel fuel and biochar lines of businesses and may not generate any revenue in the near future, if at all from the use of our technology or ever be profitable.

RTS has not yet generated any revenues from the pursuit of our renewable diesel fuel and biochar lines of businesses. Therefore, there can be no assurance that we will generate revenue from our renewable diesel fuel and biochar line of business. We expect to incur operating losses for the foreseeable future as we build our commercial production facilities and expand our business. Our ability to become profitable depends on our ability to have successful operations and generate and sustain sales, while maintaining reasonable expense levels, all of which are uncertain in light of our limited operating history in our current line of business.

We have identified equipment that incorporates a technology that we expect to acquire and a site upon which to build a facility for our operations; however, we do not have binding agreements to acquire either the equipment or the site.

Although we have identified equipment that incorporates a technology that we expect to acquire and a site upon which to build a facility for our operations; however, we do not have binding agreements to acquire the equipment and require funding to acquire the site. If our purchase of the equipment and/or the site is not consummated, we will be required to find other equipment and/or another site for our operations, which can be time consuming and costly. In addition, there can be no guarantee that we will be able to find replacement technologies or a replacement site.

There is uncertainty as to market acceptance of our technology.

The technology that we intend to use is a new technology that has not yet been tested on a wide scale. RTS has not yet generated any revenue from use of the technology and there can be no assurance that the technology will be accepted in the market or that our commercialization efforts will be successful.

We have no experience producing renewable diesel fuel at the scale needed for the development of our business or in building the facilities necessary for such production, and we will not succeed if we cannot effectively scale our licensed technology platform and process design.

We must demonstrate our ability to apply our technology platform and process design at commercial scale to convert slash into renewable crude oil and to produce renewable diesel fuel on an economically viable basis. Such production will require that our technology platform and process design be scalable. We have not yet completed construction of or operated a commercial-scale production facility, and our technology may not perform as expected when applied at the scale that we plan, or we may encounter operational challenges for which we are unable to devise a workable solution. As a result of these risks, we may be unable to achieve commercial-scale production in a timely manner, or at all. If these risks materialize, our business and ability to commercialize our renewable diesel fuel would be adversely affected.

We require significant financing to acquire and build the initial facility located at Bay Minette, Alabama and do not have any committed sources of financing.

We intend to build the facility for our initial commercial operations at a site we have identified in Bay Minette, Alabama. We also intend to build up to three additional modular facilities on the property. We have executed an agreement, subject to third party financing, to acquire the real property in Bay Minette for $1,250,000. We estimate that the cost to acquire the equipment that incorporates the technology that we intend to use for our operations will cost approximately $133,000,000. We will require significant financing to acquire the real property for the site, the equipment for the facility and to build the facility. To date, we have no committed sources of financing and no assurance can be given that any such commitments will be forthcoming. Our operations are dependent upon our acquisition of this facility or our ability to build a similar facility elsewhere. If we are unable to secure the financing to acquire the site and construct the initial facility, we will not be able to commence operations to produce any renewable fuels.

The actual cost of constructing, operating and maintaining the facilities necessary to produce our renewable diesel fuel in commercial volumes may be significantly higher than we plan or anticipate.

The production of commercial volumes of our renewable diesel fuel will require the construction of commercial-scale facilities. The construction of these new facilities will require the expenditure of significant amounts of capital, which may exceed our estimates. We may be unable to complete these facilities at the planned costs, on schedule or at all. The construction of new facilities may be subject to construction cost overruns due to labor costs, labor shortages or delays, costs of equipment and materials, weather delays, inflation or other factors, which could be material. In addition, the construction of our facilities may be subject to the receipt of approvals and permits from various regulatory agencies. Those agencies may not approve the projects in a timely manner or may impose restrictions or conditions on a production facility that could potentially prevent construction from proceeding, lengthen its expected completion schedule and/or increase its anticipated cost. We will require significant financing to construct these facilities and to date have no committee sources of financing.

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If and when our facilities are constructed, our operating and maintenance costs may be significantly higher than we anticipate. In addition, our facilities may not operate as efficiently as we expect and may experience unplanned downtime, which may be significant.

We will need substantial additional capital in the future in order to build additional facilities and expand our business.

We require substantial additional capital to grow our business, particularly as we continue to design, engineer and construct our commercial production facilities. The extent of our need for additional capital will depend on many factors, including our ability to obtain to obtain funding whether we succeed in producing renewable diesel fuel at commercial scale, our ability to control costs, the progress and scope of our research and development projects, the effect of any acquisitions of other businesses or technologies that we may make in the future.

We will need to raise additional funds to build commercial production facilities, continue the development of our technology and products and commercialize any products resulting from our research and development efforts. Future financings that involve the issuance of equity securities would cause our existing stockholders to suffer dilution. In addition, debt financing sources may be unavailable to us and any debt financing may subject us to restrictive covenants that limit our ability to conduct our business. We may be unable to raise sufficient additional funds on acceptable terms, or at all. If we are unable to raise sufficient funds, our ability to fund our operations, take advantage of strategic opportunities, develop products or technologies, or otherwise respond to competitive pressures could be significantly limited. If this happens, we may be forced to delay the construction of commercial production facilities, delay, scale back or terminate research or development programs or the commercialization of products resulting from our technologies, curtail or cease operations or obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights or grant licenses on terms that are unfavorable to us. If adequate funds are unavailable, we will be unable to execute successfully our business plan or to continue our business.

There can be no guarantee that the Share Exchange will not be unwound and, if unwound, it may materially and adversely affect our business, financial condition and results of operations.

The Share Exchange is subject to unwind if the certain conditions are not met, which include Christopher Headrick delivering to evidence, in form and substance reasonably satisfactory to us of a copy of a financial commitment from a reputable source for $3,000,000 to fund in part the construction of a renewable fuel manufacturing facility to be located in Bay Minette, Alabama, the purchase of the equipment to be contained therein and the applicable technology. No assurance can be given whether such commitment will be obtained.  If the Shares Exchange is unwound we will be subject to a number of risks including:

•	we may not be able to identify an alternate transaction, or if an alternate transaction is identified;

•	the trading price of our common stock may decline to the extent that the then current market price reflects a market assumption that the Share Exchange will be consummated; and

The occurrence of any of these events individually or in combination will likely materially and adversely affect our business, financial condition and results of operations, cause the market value of our common stock to significantly decline or become worthless.

We may be unable to obtain regulatory approval for the registration of our products as transportation fuels or as cellulosic biofuel under applicable regulatory requirements. The denial or delay of any of such approvals could delay our commercialization efforts and adversely impact our potential customer relationships, business and results of operations.

We are seeking to commence commercial sales of renewable diesel fuel from our initial-scale commercial production facility in the second half of 2019. Our renewable diesel fuel will be subject to government regulation in our target markets. The U.S. Environmental Protection Agency (the “EPA”) administers the Clean Air Act, which regulates the commercial registration, distribution and use of fuel products or fuel additives. Before an entity can introduce a fuel or fuel additive into commerce, it must register that fuel or fuel additive with the EPA. Our renewable diesel fuel has not been registered with the EPA as a fuel.

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In addition, in order for our diesel fuel to qualify as a renewable fuel, advanced biofuel or cellulosic biofuel for the purpose of satisfying the mandates of the Renewable Fuel Standard program (“RFS2”) upon petition the EPA will conduct its own assessment of the greenhouse gas emissions associated with the production and use of our renewable diesel fuel and must verify that our feedstocks qualify as renewable cellulosic biomass. The EPA may not complete this assessment in a timely manner, which could delay or increase the costs of the commercialization of our products, or it may determine that our renewable diesel fuel does not reduce greenhouse gas emissions in a sufficient amount to qualify as a renewable fuel, advanced biofuel or cellulosic biofuel under RFS2. The EPA could also decide that our feedstocks do not meet the definition of renewable biomass, and thus our products would be ineligible for RFS2 credits. A decision by the EPA that our products do not qualify as a renewable fuel, advanced biofuel or cellulosic biofuel for purposes of satisfying renewable fuel mandates would significantly reduce demand for our product, which would materially and adversely affect our business.

We do not have any commitments for the sale and purchase of the production of diesel or biochar from our initial-scale commercial production facility.

Currently, we have letters of intent but do not have any offtake agreements for the sale and purchase of the diesel or biochar to be produced at our initial-scale commercial production facility. Any offtake agreements that we enter into are expected to be subject to the satisfaction of certain technical, commercial and production requirements and are not expected to affirmatively obligate the potential purchaser to purchase specific quantities of any products from us. Expected conditions will include that we and potential purchaser agree on product specifications for our renewable diesel fuel and that our products conform to those specifications. If we do not satisfy these contractual requirements and if we subsequently are unable to renegotiate those terms, the potential purchaser may terminate the agreement and our commercialization plan will be harmed.

We face challenges in obtaining market acceptance of our renewable diesel fuel, and our business would be harmed if they are not accepted by prospective customers in the fuels market.

We intend to market our renewable diesel fuel to terminal and rack owners and end users. These potential customers frequently impose lengthy and complex product qualification procedures on new renewable diesel fuel, influenced by finished product specifications, processing considerations, regulatory issues and other factors. Potential customers may be reluctant to adopt new products due to a lack of familiarity with our renewable diesel fuel even though our renewable diesel fuel meet industry specifications. In addition, our renewable diesel fuel may need to satisfy product certification requirements of equipment manufacturers. If we are unable to convince prospective customers that our renewable diesel fuel is compatible with their existing processes or that the use of our products is otherwise to their benefit, our business will be adversely affected.

We have limited experience in structuring arrangements with prospective customers for the purchase of our renewable diesel fuel, including price mechanisms that allow us to realize the benefit of any government incentives our renewable diesel fuel generate for ourselves or our potential customers, and we may not succeed in this essential aspect of our business.

We have not yet completed the commercial development of our renewable diesel fuel, and we have limited experience structuring arrangements with potential customers that would allow us to benefit from new government incentives for renewable diesel fuel. Our pricing formula with these potential customers must be designed to allow us to realize the benefits of cellulosic biofuel renewable identification number (“RIN”) credits, cellulosic biofuel tax credits and other government incentives we generate for ourselves or our customers. Markets that value cellulosic biofuel RIN credits and other government incentives may take a long period of time to develop or may not materialize at all. These events could delay our ability to capitalize on the opportunities presented to us by our technology, including preventing us from achieving commercialization of our renewable diesel fuel.

Further, we plan to sell large amounts of our products to specific potential customers, and this will require that we effectively negotiate contracts for these relationships. The companies with which we expect to have customer arrangements generally are much larger and have substantially greater bargaining power than us. As a result, we may be ineffective in negotiating the terms of our relationships with these companies, which could adversely affect our future results of operations.

Our business is primarily dependent upon on one main product–renewable diesel fuel. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the biomass-based diesel industry.

Our revenues will be generated almost entirely from the production and sale of renewable diesel fuel. Our reliance on renewable diesel fuel means that we may not be able to adapt to changing market conditions or to withstand any significant decline in the size or profitability of the biomass-based diesel industry. In the future, if we are unable to adapt to changing market conditions, our revenues and results of operations may be materially harmed.

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The price of renewable fuel credits may reduce demand for our products.

RFS2 allows additional RIN credits to be granted to obligated parties who blend into their fuel more than the required percentage of renewable diesel fuel in a given year. These credits may be traded to other parties or may be used in subsequent years to satisfy RFS2 requirements. The trading prices of renewable fuel and advanced biofuel RIN credits are influenced by, among other factors, the transportation costs associated with renewable diesel fuel, the mandated level of renewable fuel use for a specific year, the possibility of waivers of renewable fuel mandates and the expected supply of renewable fuel products. Any reduction in the cost of RIN credits could reduce the demand for our renewable diesel fuel.

Our future success may depend on our ability to produce our renewable diesel fuel without government incentives on a cost-competitive basis with petroleum-based fuels. If current or anticipated government incentives are reduced significantly or eliminated and petroleum-based fuel prices are lower or comparable to the cost of our renewable diesel fuel, demand for our products may decline, which could adversely affect our future results of operations.

Changes in government regulations, including mandates, tax credits, subsidies and other incentives, could have a material adverse effect upon our business and results of operations.

The market for renewable diesel fuel is heavily influenced by foreign, federal, state and local government regulations and policies. Changes to existing, or adoption of new foreign, federal, state and local legislative and regulatory initiatives that impact the production, distribution or sale of renewable diesel fuel may harm our business. For example, RFS2 currently calls for 36 billion gallons of liquid transportation fuels to be sold in 2022 to come from renewable diesel fuel. Of this amount, 16 billion gallons of renewable diesel fuel used annually by 2022 must be cellulosic biofuel. In the United States and in a number of other countries, regulations and policies like RFS2 have been modified in the past and may be modified again in the future. In the United States, the Administrator of the EPA, in consultation with the Secretary of Energy and the Secretary of Agriculture, may waive certain renewable diesel fuel standards, on his or her own motion or in response to a petition requesting such waiver, to avert economic harm or in response to inadequate supply. The Administrator of the EPA is also required to reduce the mandate for cellulosic biofuel use if projected supply for a given year falls below a minimum threshold for that year. Any reduction in, or waiver of, mandated requirements for fuel alternatives and additives to gasoline may cause demand for renewable biofuels to decline and deter investment in the research and development of renewable diesel fuel. The Administrator could also revise qualification standards for renewable diesel fuel in ways that increase our expenses by requiring different feedstocks, imposing extensive tracking and sourcing requirements, or prevent our process from qualifying as a renewable fuel under RFS2.

In addition, the U.S. Congress has passed legislation that extends tax credits for, among other things, the production of certain renewable fuel products as contemplated by our current process design. However, we cannot assure you that this or any other favorable legislation will remain in place. Any reduction in or phasing out or elimination of existing tax credits, subsidies and other incentives in the United States and foreign markets for renewable diesel fuel, or any inability of us or our prospective customers to access such credits, subsidies and other incentives, may adversely affect demand for, and increase the overall cost of our renewable diesel fuel, which would adversely affect our business. In addition, market uncertainty regarding future policies may also affect our ability to develop new renewable products and to sell products to our potential customers. Any inability to address these requirements and any regulatory or policy changes could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to realize expected economies of scale, reduce our feedstock costs, increase our overall yields and optimize the composition of our renewable diesel fuel, which could limit our ability to sell our products at competitive prices and materially and adversely affect our business and prospects.

We may be unable to realize expected economies of scale, reduce our feedstock costs, increase our overall yields and optimize the composition of our renewable crude oil in order to produce our renewable fuel products on a cost-competitive basis with existing petroleum-based fuel products without government incentives. In particular, we may be unsuccessful in incorporating lower grade woody biomass, such as logging residues, branches and bark, in our process to reduce our feedstock costs or maintain our yields. Our failure to achieve these efficiencies or improvements over time could limit our ability sell our products at competitive prices and materially and adversely affect our business and prospects.

The production of our renewable diesel fuel will require significant amounts of feedstock, and we may be unable to acquire sufficient amounts of feedstock to produce the amount of our products that we commit to sell to potential customers, or we may experience difficulties or incur costs obtaining such feedstock.

The successful commercialization of our renewable diesel fuel will require us to acquire and process large amounts of feedstock, which primarily will be slash. Although we believe that there is ample plantation trees and mill residuals available to us, we do not have any supply agreements. We may experience difficulties in obtaining access to feedstock and transporting feedstock to our commercial production facilities. Our access to feedstock may be adversely affected by weather or actions by landowners, sellers or competing buyers of feedstock. In addition, fires or other natural disasters in the vicinity of our commercial production facilities could affect the availability of feedstock. We may be unable to secure access to feedstock or to secure the transportation of feedstock to our planned commercial production facilities on terms acceptable to us or at all. If we are unable to secure cost-effective access to feedstock, our ability to produce our renewable diesel fuel would be adversely affected.

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Our facilities and our customers' facilities are subject to risks associated with fire, explosions, leaks, and other natural disasters which may disrupt our business and increase costs and liabilities.

Because biomass-based diesel and some of its inputs and outputs are combustible and/or flammable, a leak, fire or explosion may occur at a plant or customer’s facility which could result in damage to the plant and nearby properties, injury to employees and others, and interruption of operations. Our production facilities may incur damage from other natural disasters as well. If any of the foregoing events occur, we may incur significant additional costs including, among other things, loss of profits due to unplanned temporary or permanent shutdowns of our facilities, cleanup costs, liability for damages or injuries, legal expenses and reconstruction expenses, which would harm our results of operations and financial condition.

The price of renewable feedstock could increase or become volatile, or their availability could be reduced, which would increase the production costs of our renewable diesel fuel.

The price of renewable feedstock may increase or become volatile due to changes in demand, such as the increased use of such feedstock in the generation of renewable electricity. Such changes would result in higher feedstock prices and/or a significant decrease in the volume of woody biomass and other renewable feedstock available for the production of the renewable diesel fuel we plan to sell, which could adversely affect our business and results of operations.

We may be unable to locate facilities near low-cost, abundant and sustainable sources of biomass and adequate infrastructure, which may affect our ability to produce cost-effective renewable diesel fuel.

Our business model and the successful commercialization of our renewable diesel fuel will depend on our ability to locate commercial production facilities near low-cost, abundant and sustainable sources of renewable biomass and in proximity to adequate infrastructure. Our ability to place facilities in locations where we can economically produce our renewable diesel fuel from nearby feedstock and transport those fuels to potential customers will be subject to the availability and cost of land, the availability of adequate infrastructure and skilled labor resources in such areas, and to legal and regulatory risks related to land use, permitting and environmental regulations. If we are unable to locate facilities at sites that allow economical production and transport of our products, our ability to produce renewable diesel fuel cost-effectively could be adversely affected.

A disruption in our supply chain for components of our technology could materially disrupt or impair our ability to produce renewable diesel fuel.

We rely on third parties to supply the components of our technology and, we may require third parties to provide commercial supply of finished components. Our operations could be materially disrupted if we lose any of these suppliers or if any supplier experiences a significant interruption in its manufacturing and is unable provide an adequate supply of these components to meet our demand. Any such disruptions or delays could have a material adverse effect on our business and results of operations.

Our business will be subject to fluctuations in commodity prices.

We believe that some of the present and projected demand for renewable diesel fuel results from relatively recent increases in the cost of petroleum. We intend to market our renewable diesel fuel as an alternative to corresponding petroleum-based fuels. If the price of petroleum-based fuels declines, we may be unable to produce diesel that are cost-effective alternatives to their petroleum-based counterparts. Declining oil prices, or the perception of a future decline in oil prices, would adversely affect the prices we can obtain from our potential customers or prevent us from entering into agreements with potential customers for our products.

Petroleum prices have been extremely volatile. Lower petroleum prices over extended periods of time may change the perceptions in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If petroleum prices were to decline from present levels and remain at lower levels for extended periods of time, the demand for renewable diesel fuel could be reduced, and our results of operations and financial condition may be adversely affected.

In addition, our commercial production facilities may use significant amounts of natural gas to operate. Accordingly, our business depends on natural gas supplied by third parties. An increase in the price of natural gas could adversely affect our results of operations and financial condition.

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Growth may place significant demands on our management and our infrastructure.

We may experience, expansion of our business as we continue to make efforts to develop and bring our products to market. Our growth and operations have placed, and may continue to place, significant demands on our management and our operational and financial infrastructure. Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, results of operations and financial condition would be harmed.

We may incur significant costs complying with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

The production of renewable diesel fuel involves the emission of various airborne pollutants. As a result, we are subject to several different environmental laws, regulations and permitting requirements administered by the EPA and the states where our facilities are and may be located, including Clean Air Act (“CAA”) requirements. These laws, regulations and permitting requirements may restrict our emissions, affect our ability to make changes to our operations, and otherwise impose limitations on or require controls on our operations. In addition to costs that we expect to incur to achieve and maintain compliance with these laws, new or more stringent CAA standards or other environmental requirements in the future also may limit our operating flexibility or require the installation of new controls at our facilities.

We also use, transport and produce hazardous chemicals and materials in our business and are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials. Our safety procedures for handling, transporting and disposing of these materials and waste products may be incapable of eliminating the risk of accidental injury or contamination from the use, storage, transporting, handling or disposal of hazardous materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our insurance coverage. We may not be insured against all environmental accidents that might occur, some of which may result in toxic tort claims. There can be no assurance that violations of environmental, health and safety laws will not occur in the future as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations may be expensive, and the failure to comply with past, present or future laws could result in the imposition of fines, third party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production or a cessation of operations, and our liability may exceed our total assets. Liability under environmental laws can be joint and several and without regard to comparative fault. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and harm our business. Later-enacted federal and state governmental requirements may substantially increase our costs or delay or prevent the construction and operation of our facilities, which could have a material adverse effect on our business, financial condition and result of operations. Consequently, considerable resources may be required to comply with future environmental regulations.

Climate change legislation, regulatory initiatives and litigation could result in increased operating costs.

In recent years, the U.S. Congress has been considering legislation to restrict or regulate emissions of greenhouse gases (“GHGs”), such as carbon dioxide and methane, that are understood to contribute to global warming. In addition, almost half of the states, either individually or through multi-state regional initiatives, have begun to address GHG emissions. Independent of Congress, the EPA has adopted regulations controlling GHG emissions under its existing CAA authority. For example, on December 15, 2009, the EPA officially published its findings that emissions of carbon dioxide, methane and other GHGs present an endangerment to human health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth’s atmosphere and other climatic changes. In 2009, the EPA adopted rules regarding regulation of GHG emissions from motor vehicles. In addition, on September 22, 2009, the EPA issued a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010. In June 2010, the EPA also issued a final rule, known as the “Tailoring Rule,” that makes certain large stationary sources and modification projects subject to permitting requirements for greenhouse gas emissions under the CAA. Furthermore, legislation to delay or reduce the EPA’s ability to proceed with the regulation of GHGs continues to be considered by Congress.

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Loss of key personnel, including key management personnel and key technical personnel, or failure to attract and retain additional personnel could delay our product development programs and harm our research and development efforts and our ability to meet our business objectives.

Our business requires a management team and employee workforce that is knowledgeable in the technological and commercial areas in which we operate. In particular, Christopher Headrick, our Chief Executive Officer has spent several years researching technologies and sites and is a sales representative for the equipment that we will require. In addition, Mr. Headrick has been in discussions and negotiations with the owner of the site that we are seeking to acquire as well as the entities with whom we expect to enter into offtake agreements The loss of any key member of our management or key technical and operational employees, especially Christopher Headrick or the failure to attract or retain such employees could prevent us from developing and commercializing our products and executing our business strategy. We may be unable to attract or retain qualified employees in the future due to the intense competition for qualified personnel among catalyst, refining, alternative and renewable fuel businesses, or due to the unavailability of personnel with the qualifications or experience necessary for our business. In particular, our process development program depends on our ability to attract and retain highly skilled technical and operational personnel with particular experience and backgrounds. Competition for such personnel from numerous companies and academic and other research institutions may limit our ability to hire individuals with the necessary experience and skills on acceptable terms. In addition, we expect that the execution of our strategy of constructing multiple commercial production facilities to bring our products to market will require the expertise of individuals experienced and skilled in managing complex, first-of-kind capital development projects.

All of our employees are at-will employees, which means that either the employee or we may terminate their employment at any time. If we are unable to attract and retain the necessary personnel to accomplish our business objectives, we may experience staffing constraints that will adversely affect our ability to commercialize our products, meet the demands of our potential customers in a timely fashion or to support our internal research and development programs, which could impair our ability to meet our business objectives and adversely affect our results of operations and financial condition.

Weather, natural disasters and accidents may significantly affect our results of operations and financial condition.

Our corporate headquarters are located in Friendsville, Tennessee and our pilot production facility is located in Bay Minette, Alabama, which is an area exposed to and affected by hurricanes. Major hurricanes may cause significant disruption in our operations on the U.S. Gulf Coast, logistics across the region and the supply of feedstock, which could have an adverse impact on our operations. We do not have a detailed disaster recovery plan. In addition, we may not carry sufficient business insurance to compensate us for losses that may occur. We are not insured against environmental pollution resulting from environmental accidents that occur on a sudden and accidental basis, some of which may result in toxic tort claims. Any losses or damages could have a material adverse effect on our cash flows and success as an overall business.

We may be subject to product liability claims and other claims of our potential customers.

The design, development, production and sale of our renewable diesel fuel involve an inherent risk of product liability claims and the associated adverse publicity. We may be named in product liability suits relating to our renewable diesel fuel, even for defects resulting from errors of our potential customers. These claims could be brought by various parties, including potential customers who are purchasing our products directly from us or other users who purchase our products from our customers.

In addition, our potential customers may bring suits against us alleging damages for the failure of our products to meet specifications or other requirements. Any such suits, even if unsuccessful, could be costly and disrupt the attention of our management and damage our negotiations with other potential customers.

Although we seek to limit our product liability in contracts with our potential customers, including indemnification from customers for such product liability claims, such limits may not be enforceable or may be subject to exceptions. Our insurance coverage may be inadequate to cover all potential liability claims. Insurance coverage is expensive and may be difficult to obtain. Also, insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot assure you that our potential customers will have adequate insurance coverage to cover against potential claims. If we experience a large insured loss, it might exceed our coverage limits, or our insurance carrier may decline to further cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position.

Our quarterly operating results may fluctuate in the future. As a result, we may fail to meet or exceed the expectations of research analysts or investors, which could cause our stock price to decline.

Our financial condition and operating results may vary significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this Current Report on Form 8-K:

•	our ability to achieve or maintain profitability;

•	the feasibility of producing our renewable diesel fuel on a commercial scale;

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•	our ability to manage our growth;

•	fluctuations in the price of and demand for petroleum-based products;

•	the availability of cost-effective renewable feedstock sources;

•	the existence of government programs and incentives or regulation;

•	our ability to obtain and maintain governmental loan guarantees and other incentives;

•	potential issues related to our ability to report accurately our financial results in a timely manner;

•	our dependence on, and the need to attract and retain, key management and other personnel;

•	our ability to obtain, protect and enforce our intellectual property rights;

•	potential advantages that our competitors and potential competitors may have in securing funding or developing projects;

•	our ability to obtain additional capital that may be necessary to expand our business;

•	business interruptions such as hurricanes, natural disasters and accidents;

•	our ability to comply with laws and regulations;

•	our ability to properly handle and dispose of hazardous materials used in our business; and

•	our ability to use our net operating loss carryforwards to offset future taxable income.

Due to the various factors mentioned above, and other factors described in this Form 8-K, the results of any prior quarterly or annual periods should not be relied upon as indications of our future operating performance.

Risks Related to Our Intellectual Property

There are many companies developing technology in this area of business, and other parties may have intellectual property rights which could limit our ability operate freely.

Our commercial success depends on our ability to operate without infringing the patents and proprietary rights of other parties and without breaching any agreements we enter. We are aware of other parties applying various technologies, including FCC, to make renewable diesel fuel. We cannot determine with certainty whether patents of other parties may materially affect our ability to conduct our business. Because patent applications can take several years to issue, there may currently be pending applications, unknown to us, that may result in issued patents that cover our technologies or product candidates. We are aware of a significant number of patents and patent applications relating to aspects of our technologies filed by, and issued to, third parties. The existence of third-party patent applications and patents could significantly reduce the scope of coverage of any patents granted to us and limit our ability to obtain meaningful patent protection.

If a third party asserts that we infringe upon its patents or other proprietary rights, we may need to obtain a license, if a license is available, or redesign our technology. We could otherwise face a number of other issues that could seriously harm our competitive position, including:

•	infringement and other intellectual property claims, which could be costly and time consuming to litigate, whether or not the claims have merit, and which could delay getting our products to market and divert management attention from our business;

•	substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights;

•	a court prohibition from selling or licensing our technologies or future products unless the holder licenses the patent or other proprietary rights to us, which it would not be required to do; and

•	if a license is available from a third party, an obligation to pay substantial royalties or grant cross licenses to our patents or proprietary rights.

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We do not expect to have an exclusive right to use the technology platform that is the cornerstone of our business.

The technology platform upon which our business will be dependent is expected to be purchased by us through a sales representative agreement that we will enter into with an entity solely owned by Christopher Headrick. The inventor of the equipment and incorporated technology that we intend to acquire will sell us the equipment and incorporated technology on a non-exclusive basis. Accordingly, other entities could purchase the technology that we base our business upon for the same use as our use and directly compete with us.

Our ability to compete may decline if we are required to enforce or defend our intellectual property rights through costly litigation or administrative proceedings.

Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Identifying unauthorized use of our intellectual property is difficult, because we may be unable to monitor the processes and materials employed by other parties, and the end products of our technology may be commodities from which it would be difficult to ascertain the methods or materials used in their manufacture. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where enforcement of intellectual property rights is more difficult than in the United States. Proceedings to enforce or defend our intellectual property rights could result in substantial costs, even if the eventual outcome were favorable to us, and would divert both funds and other of our resources from our business objectives. If the outcome of any such proceedings is unfavorable and competitors are able to use our technology without payment to us, our ability to compete effectively could be harmed. Moreover, others may independently develop and obtain patents for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies, and we may not be able to obtain licenses on reasonable terms, if at all, which could cause harm to our business.

Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

We intend to rely in part on trade secret protection to protect our confidential and proprietary information and processes. However, trade secrets are difficult to protect. We expect to take measures to protect our trade secrets and proprietary information, but these measures may not be effective. We will require new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with us. These agreements generally will require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Nevertheless, our proprietary information may be disclosed, third parties could reverse engineer our catalyst systems and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Competitors and potential competitors who have greater resources and experience than we do may develop products and technologies that compete with ours or may use their greater resources to gain market share at our expense.

Our ability to compete successfully will depend on our ability to develop proprietary technologies that produce products in large volumes and at costs below the prevailing market prices for our products. Many of our competitors have substantially greater production, financial, research and development, personnel and marketing resources than we do. In addition, certain of our competitors may also benefit from local government programs and incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior technologies and processes, and compete more aggressively and sustain that competition over a longer period of time than we could. Our technologies and products may be rendered uneconomical or otherwise obsolete by technological advances or entirely different approaches developed by one or more of our competitors. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation.

In addition, various governments have recently announced a number of spending programs focused on the development of clean technology, including alternatives to petroleum-based fuels and the reduction of carbon emissions. Such spending programs could lead to increased funding for our competitors or the rapid increase in the number of competitors within those markets.

Our limited resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and market share, adversely affect our results of operations and financial position, and prevent us from achieving or maintaining profitability.

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Risks Relating to our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTCQB Venture Market maintained by OTC Markets, as we currently do not meet the initial listing criteria for any registered securities exchange. The OTCQB Venture Market is less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations. These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed, and security analyst and news coverage of our Company may be limited. If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our services;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock is currently a “penny stock” and will continue to be one if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

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If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership may be diluted in the future.

The issuance of the 250,000,000 shares of common stock upon execution of the Share Exchange Agreement, has diluted current stockholders as will the issuance upon the Closing under the Share Exchange Agreement of the Series D Preferred Stock. In the future, we intend to increase our authorized number of shares of preferred stock and may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

Our Chief Executive Officer owns a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report Form 8-K, our Chief Executive Officer beneficially owns, in the aggregate, approximately 52% of our outstanding voting securities and has a right to receive shares of Series D Preferred Stock that together with the shares of common stock that he owns will have the right to vote approximately eighty 88% of our outstanding voting securities, on an as converted basis. As a result, he will have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

Upon the closing of the Transaction, we will only have three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, one of our directors also held officer positions in RTS. Thus, there was potential conflict in that one of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and RTS’ performance.

We currently have weaknesses in our internal controls over financial accounting. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

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We do not expect to pay dividends on our common stock in the foreseeable future.

We do not expect to pay dividends on our common stock for the foreseeable future, and we may never pay dividends. Consequently, the only opportunity for investors to achieve a return on their investment may be if a trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends on our common stock will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans.

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, is comprised of one executive officer, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

Limitations on director and officer liability and indemnification of our officers and directors by it may discourage stockholders from bringing suit against an officer or director.

Our certificate of incorporation and by-laws provide, with certain exceptions as permitted by Delaware law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director or officer.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense in an action brought against them in their capacity as such, we may be required to spend significant amounts of our capital. Our certificate of incorporation and by-laws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

We intend to amend our Certificate of Incorporation to increase the number of common shares and preferred shares may have anti-takeover effects that could discourage, delay or prevent a change of control and may result in dilution to our investors.

We intend to amend our certificate of incorporation to increase the number of common shares and preferred shares that we can issue without the requirement that we obtain any shareholder approval. Mr. Headrick, Mr. Zotos and Mr. Huemeoller, all of the members of our Board have agreed to authorize an amendment to our Certificate of Incorporation to increase in the number of shares of authorized common stock and preferred stock and to vote the shares for which they have voting control in favor of such amendment. The Board could authorize the issuance of additional preferred shares that would grant holders rights to our assets upon liquidation, special voting rights, redemption rights. That could impair the rights of holders of common shares and discourage a takeover attempt. In addition, in an effort to discourage a takeover attempt, our Board could issue an unlimited number of additional common shares. If we issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer substantial dilution in their net book value per share depending on market conditions and the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

DESCRIPTION OF PROPERTIES

RTS has executed a contract to acquire 28 acres located in Bay Minette, Baldwin County, Alabama on which it intends to build our initial facility. RTS believes that it will be able to acquire the acreage and build the facility for $133 million. The acquisition of the real property and construction of the facility will require significant financing. To date, we have no committed sources of financing and no assurance can be given that any such commitments will be forthcoming.

The Bay Minette, Alabama site can accommodate up to a total of four production facilities, including the one described above. The production facility in Bay Minette is situated in the Southeastern part of the United States near abundant feedstock and has access to rail, inland and gulf waterways and other transportation channels.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, RTS’s audited annual financial statements and the related notes thereto, each of which appear elsewhere in this Current Report on Form 8-K. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Cautionary Note Regarding Forward-Looking Statements” in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Current Report on Form 8-K. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of RTS.

For information regarding the financial results of Pledge, you should refer to Pledge’s Annual Report on Form 10-K for the year ended December 31, 2017 and 2016, filed with the SEC on June 1, 2018, and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on June 12, 2018, August 14, 2018 and November 14,2018.

Overview and Financial Condition

Our Company

Our goal is to be a next-generation renewable fuels company. We operate in the renewable energy space. We intend to conduct business in the sourcing and implementation of renewable energy technology.

Our mission is to produce renewable diesel fuel and biochar in a profitable yet sustainable manner. We strive to achieve net environmental and social benefits by achieving a negative carbon footprint, responsibly managing our land use and water resources, and preserving our forests and food sources, while promoting energy independence, job creation and community investment. Our strategy is generally predicated on biomass feedstock sources consisting of residues from timber harvest and forest thinnings (sometimes called “slash”) comprised of branches, broken or defective tree parts, tops, and trees not meeting grade specifications that can be harvested on a sustainable basis.

We purchase our technology platform that enables us to convert completely renewable, low-cost, abundant and sustainable biomass feedstock (i.e., slash) into diesel. Our renewable diesel that we plan to sell, in preliminary testing burns much cleaner than traditional petroleum diesel, is chemically indistinguishable from conventional ASTM D975 diesel, our renewable diesel is a “drop-in” diesel meaning it is a 100% petroleum diesel replacement.

In addition to renewable diesel, we sell NaturaTM, which is a high quality biochar. Biochar is charcoal used as a soil amendment. Biochar is a stable and solid, rich in carbon, and can endure in soil for thousands of years. Biochar is made by carbonizing renewable organics like wood and grass. NaturaTM is a safe and natural product made in the United States. It is a byproduct of our renewable diesel process and provides long-term gains in soil fertility and plant performance, as well as livestock enhancement.

We are fundamentally different from traditional oil and biofuels companies. Unlike traditional oil companies, we generate diesel from renewable sources rather than depleting fossil fuel reserves. At the same time, we differ from most traditional biofuels companies because our end products are diesel and biochar rather than alcohols or fatty acid methyl esters (“FAME”), such as ethanol or biodiesel. As compared to ethanol, the energy density of one gallon of our renewable diesel equates to 1.7 gallons of ethanol equivalent. While we are a development stage company that has not generated any revenue and has experienced net losses since inception, through our technology platform, we expect to provide a new domestic source of liquid transportation fuel — sustainably — using completely renewable natural resources to help further energy independence and reduce greenhouse gas emissions.

Management Discussion and Analysis of Financial Condition

The discussion and analysis of RTS’s financial condition and results of operations are based upon the audited consolidated financial statements as of September 30, 2018 of RTS, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires RTS to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis RTS reviews its estimates and assumptions. The estimates are based on our historical experience and other assumptions that RTS believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions.

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Results of Operations

Net revenues

To date, RTS has not generated any revenue from operations.

Expenses

Expenses of RTS were $304 for the period from August 22, 2018 to September 30, 2018. All expenses related to our general and administrative expenses.

Net Loss

Net loss was $304 for the for the period from August 22, 2018 to September 30, 2018.

Liquidity and Capital Resources.

At September 30, 2018, RTS had a cash balance of $0 and had a loan payable to its sole shareholder of $204 for organizational costs. RTS will need to generate additional revenue from operations and/or obtain additional financing to pursue its business strategy or to take advantage of opportunities that may arise. These factors raise substantial doubt about its ability to continue as a going concern. As a result, RTS’s independent registered public accounting firm included an explanatory paragraph in its report on the RTS financial statements as of and for the period from August 22, 2018 through September 30, 2018 with respect to this uncertainty. To meet our financing needs, we are considering multiple alternatives, including, but not limited to, additional equity financings and, debt financings and/or funding from partnerships. There can be no assurance that we will be able to complete any such transactions on acceptable terms or otherwise.

Off Balance Sheet Arrangements

There are no off-balance sheet arrangements.

Critical Accounting Policies

Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this Management Discussion & Analysis, where such policies have a material effect on reported and expected financial results. For a detailed discussion of the application of these and other accounting policies, refer to the individual Notes to the RTS Financial Statements for the period from August 22, 2018 through September 30, 2018.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period Actual results could differ from those estimates and judgments.

Fair Value of Financial Instruments

We adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

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Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepaid expenses, deposits, accounts payable, accrued liabilities, notes payable, and convertible notes payable approximate fair value due to the relatively short period to maturity for these instruments. We did not identify any other assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. We did not elect to apply the fair value option to any outstanding instruments.

Recently Issued Accounting Standards

For a discussion of the adoption and potential impacts of recently issued accounting standards, refer to the “Recent Accounting Pronouncements” section of Note 2, “Accounting policies and estimates,” in the RTS Notes to Financial Statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table indicates beneficial ownership of our common stock, ownership of our series B Preferred Stock, ownership of our Series D Preferred Stock and the total voting power of our shareholders as of December 19, 2018, by: (1) each person known by us to be the owner of more than 5% of our outstanding shares of Common Stock; (2) each person known to us to be the owner of more than 5% of our outstanding shares of Series B Preferred Stock; (3) each of our directors; (4) each of our executive officers; and (5) all of our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days of December 19, 2018. Except as indicated otherwise, the person’s name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise specified, the address of each of the individuals listed below is c/o Pledge Petroleum Corp., 11811 North Freeway, 5th Floor, Suite 513, Houston, Texas 77060.

Name of beneficial owner	Amount and nature of beneficial ownership, including common stock		Percentage of common stock beneficially owned (1)	Percentage of total voting power prior to Series D Issuance (2)
John Huemoeller	20,000,000	(3)	4.5%	4.1%
John Zotos	13,160,000	(4)	2.7%	2.7%
Christopher Headrick	176,000,000,000	(5)	88%	88%
Ivan Persiyanov	—	(6)	*	*
Brian Boutte	—	(7)	*	*
5% Shareholders
Charles Hoogland	4,000,000	**(8)	*	*
All officers and directors as a group (3 persons)	43,160,000		6.4%	6.3%

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*	Less than 1%
**	Includes all of the outstanding shares of Series B Preferred Stock on an “as converted basis”
(1)	Based on 484,256,464 shares of common stock issued and outstanding as of December 19, 2018 and assumes that all 150,000 shares of Series D Preferred Stock have been issued within sixty (60) days of the date hereof
(2)	Based on the voting rights attached to each class of shares, which vote as a single class together with common stockholders. Each share of common stock exercises one vote per share, each Series B Preferred Stock exercises one hundred votes per share (for an aggregate of 4,000,000 votes based on 40,000 outstanding Series B Preferred Stock) on an “as converted basis” The outstanding and vested shares of common stock and preferred stock, as of May 8, 2018 are entitled to an aggregate of 238,256,464 votes.
(3)	Includes 20,000,000 shares of common stock. Mr. Huemoeller was granted 10,000,000 shares of our restricted stock. Mr. Huemoeller was granted 10,000,000 shares of our restricted stock in May 2018 that vested as to 1/3 of the grant immediately, 1/3 of the grant on the one-year anniversary of the grant date and 1/3 of the grant on the two-year anniversary of the grant date.
(4)	Includes 3,000,000 shares of common stock. Mr. Zotos was granted 3,000,000 shares of restricted stock, 160,000 shares of common stock owned by the wife of Mr. Zotos and 10,000,000 shares of our restricted stock issued in May 2018 that vested as to 1/3 of the grant immediately, 1/3 of the grant on the one-year anniversary of the grant date and 1/3 of the grant on the two-year anniversary of the grant date.
(5)	Includes 250,000,000 shares of common stock issued upon execution of the Share Exchange Agreement and 10,000,000 shares of our restricted stock issued in May 2018 that vested as to 1/3 of the grant immediately, 1/3 of the grant on the one-year anniversary of the grant date and 1/3 of the grant on the two-year anniversary of the grant date. Also includes 150,000 shares of Series D Preferred Stock to be issued to Mr. Headrick that that have the right to an aggregate of 1,500,000,000 shares of common stock.
(6)	Mr. Boutte resigned as our Chief Executive Officer on March 31, 2017.
(7)	Mr. Persiyanov resigned as an officer and director on March 23, 2018.
(8)	Includes 40,000 shares of our Series B Preferred Stock convertible into 4,000,000 shares of our common stock. The 40,000 shares of Series B Preferred Stock represents 100% of the outstanding shares of Series B Preferred Stock. The address of the beneficial owner is Charles Hoogland, 2440 S. Willemoore, Springfield, Illinois 62704.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The table below sets certain information concerning our executive officers and directors as of the date hereof, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our certificate of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position

John W. Huemoeller II (1)	62	Director (Former Chief Executive Officer/President/Chairman)

John Zotos (2)	57	Interim Chief Financial Officer, Secretary and Director

Christopher Headrick (3)	54	Director, Chief Executive Officer

(1)	On March 23, 2018, Mr. Huemoeller was appointed as Chairman of the Board. On January 1, 2016, Mr. Huemoeller resigned as the Company’s Chief Executive Officer and President.

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(2)	On March 23, 2018, upon the resignation of Mr. Persiyanov, Mr. Zotos was appointed as the interim Chief Executive Officer and on May 31, 2018 he was appointed interim Chief Financial Officer. On March 6, 2013, Mr. Zotos was appointed as the Company’s Secretary and a director. Upon the execution of the Share Exchange, Mr. Zotos resigned as the Company’s interim Chief Executive Officer.

(3)	On May 2, 2018, Mr. Headrick was appointed a director and on December 20, 2018. Mr. Headrick was appointed as the Company’s Chief Executive Officer.

John W. Huemoeller II

Mr. Huemoeller has served as a director since March 6, 2013, and also served as our Chief Executive Officer and President, as well as Chief Financial Officer and the Chief Executive Officer of Novas from March 6, 2013 until January 1, 2016. Mr. Huemoeller serves on the Board of Directors of AXIM Biotechnologies, Inc., where he chairs the Audit Committee. Mr. Huemoeller has over 30 years’ experience in investment banking, finance, sales and marketing. Mr. Huemoeller began his career as an investment advisor in 1982 with M.L. Stern & Company a municipal bond firm in California and became a registered principal in 1985 managing retail brokers. He has previously been registered with various state insurance boards, as well as with the Chicago Board of Trade as a commodities broker. Mr. Huemoeller has held positions at Smith Barney, Drexel Burnham, Prudential Securities, and Paine Webber and has extensive experience in stocks, bonds, commodities, mergers and acquisitions, leveraged buyouts and private placement transactions.

From April 2012 until March 2013, Mr. Huemoeller had been the President of Joshua Tree Capital Inc., an independent corporate finance advisory firm specializing in providing strategic capital formation guidance to public and private small cap oil and gas companies. From March 2009 to April 2012, Mr. Huemoeller was a FINRA-registered investment banker focused on all aspects of taking company’s public, deal structure and Institutional placement of both debt and equity transactions with Buckman, Buckman and Reid. From August 2008 to March 2009, Mr. Huemoeller worked with Greenstone Holdings Group, LLC; an advisory firm with an emphasis on helping Chinese companies go public in the United States from January 2008 to July 2008, Mr. Huemoeller worked at Aspenwood Capital, a division of Green Drake Securities as an Investment Banker. Mr. Huemoeller previously served as Chairman and CEO of HumWare Media Corp, a publicly traded software development, media and technology company which he started in 1998 and was responsible for acquisition strategies and the day-to-day corporate operations. Mr. Huemoeller is co-author of U.S. Patent #5,855,005. Mr. Huemoeller completed various studies in the Bachelor of Business Administration Program at the University of Minnesota and has previously held Series 3, 7, 24, 63 and 79 Securities Licenses.

Mr. Huemoeller’s financial experience, specifically with energy companies, provides him with the attributes that make him a valuable member of the Company’s Board of Directors. His service on other public company boards brings to us important knowledge regarding corporate governance.

John Zotos

Mr. Zotos was appointed as a director on March 6, 2013. He also serves as a director of Novas. Since July 2007, he has served as a principal and a managing partner of JC Holdings, LLC, a company engaged in the business of buying, selling and managing heavy equipment and commercial real estate. On March 23, 2018, upon the resignation of Mr. Persiyanov, Mr. Zotos was appointed as the interim Chief Executive Officer and on May 31, 2018 he was appointed interim Chief Financial Officer. On March 6, 2013, Mr. Zotos was appointed as the Company’s Secretary and a director. Upon the execution of the Share Exchange, Mr. Zotos resigned as the Company’s interim Chief Executive Officer.

Mr. Zotos brings to the Board significant business experience. Mr. Zotos’ prior business experience, especially his experience in the on-line industry, gives him a broad and extensive understanding of our operations and our industry. Due to his business background, he has a broad understanding of the operational, financial and strategic issues facing public companies.

Christopher Headrick

Mr. Headrick was appointed to the Board of Directors on May 2, 2018. Upon the execution of the Share Exchange, Mr. Headrick was appointed as the Company’s Chief Executive Officer. Mr. Headrick has been serving as the Chief Executive Officer of Wyoming Energy Corp., a company engaged in the oil and gas business, since May 2012. Mr. Headrick is also the principal of Christopher L. Headrick LLC, an energy consulting firm he founded in June 2015. He also has served since February 2017 as the Chief Executive Officer of H2 Energy Group, a company engaged in the hydrogen energy production business.

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Mr. Headrick was selected as a director due to his vast experience in the oil and gas industry.

Term of Office

Our directors hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

Legal Proceedings

To the Company’s knowledge, none of its officers or its directors has, during the last ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company’s knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Employment Agreements and Arrangements

On December 20, 2018, Mr. Headrick became the Company’s Chief Executive Officer in the place of Mr. Zotos who resigned as our Interim Chief Executive Officer and Interim Chief Financial Officer. Mr. Headrick had agreed to serve as the Chief Executive Officer for compensation of $20,000 per month.

On March 23, 2017, Mr. Zotos was appointed as the Company’s interim Chief Executive Officer, a position from which he resigned in December 20, 2018, in the place of Mr. Persiyanov who resigned as our Chief Executive Officer and Interim Chief Financial Officer. On May 31, 2018, Mr. Zotos was appointed as our Interim Chief Financial Officer. The Company has not entered into a written agreement with Mr. Zotos; however, Mr. Zotos had agreed to serve as the Interim Chief Executive Officer and Interim Chief Financial Officer for compensation of $10,000 per month.

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On April 17, 2015, Mr. Persiyanov was appointed to serve as our Chief Executive Officer. We did not enter into a written agreement with Mr. Persiyanov; however, Mr. Persiyanov had agreed to serve as the new President and Chief Executive Officer for compensation of $1 per year for the next twelve months.

On January 1, 2016, the Company entered into a three-year Employment Agreement with C. Brian Boutte (the “Original Boutte Employment Agreement”) to serve as our Chief Executive Officer. Under the Original Boutte Employment Agreement, for his service as the Company’s Chief Executive Officer, Mr. Boutte received an annual base salary of $265,000, and an annual performance bonus of up to 55% of his base salary, such bonus payable in cash or equity upon attainment of certain performance indicators established by the Board of Directors and Mr. Boutte. Upon commencement of employment, Mr. Boutte received a sign on bonus of $60,000. In connection with the entry into the Boutte Employment Agreement, Mr. Boutte was granted an option award exercisable for 3,000,000 shares of our common stock, which vest as to 1,000,000 shares on each of the one, two and three-year anniversary of the commencement of his employment. On December 31, 2016 we entered into a new employment agreement (the “Second Boutte Employment Agreement”) with Mr. Boutte that replaced the Original Boutte Employment Agreement. The Second Boutte Employment Agreement had a term of six months ending on June 30, 2016 and an annual base salary of $165,000.

On March 31, 2017, Mr. Boutte resigned as the Company’s Chief Executive Officer.

Family Relationships

There are no family relationships among the members of the Company’s Board or its executive officers.

Composition of the Board

In accordance with our certificate of incorporation, the Company’s Board is elected annually as a single class.

Communications with our Board of Directors

Stockholders may send correspondence to our board of directors c/o the Corporate Secretary at Pledge Petroleum Corp, 1701 Commerce Street, 2nd Floor, Houston, Texas 77002. The Company’s corporate secretary will forward stockholder communications to the board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by the NASDAQ Stock Market. The Board has determined that Mr. Huemoeller is not independent due to his prior positions with our company and Novas and Mr. Zotos and Mr. Headrick are not independent due to their current positions with the Company.

Audit Committee and Audit Committee Financial Expert

Our board of directors acts as our audit committee. Messrs. Huemoeller and. Zotos are each “audit committee financial experts,” as that term is defined in Item 407(d) of Regulation S-K promulgated under the Securities Act.

Upon evaluating our internal controls, our board of directors determined that our internal controls are not adequate to ensure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Pledge. Officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. These filings are publicly available on the SEC’s website at www.sec.gov. Based solely on our review of the copies of such forms received by us and our review of the SEC’s website, we believe that during fiscal year ended December 31, 2017, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

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Code of Ethics

We have established and maintain a Code of Ethics which is applicable to all employees, officers, and directors. Our policy is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with all applicable laws and regulations. It also communicates our expectations of our employees and helps enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. In addition, the policy incorporates guidelines pertaining to topics such as environmental compliance, health and safety compliance; diversity and non-discrimination; vendor relations, employee privacy; and business continuity.

We will provide any person without charge, upon written or oral request to our corporate headquarters, a copy of our Code of Ethics.

EXECUTIVE COMPENSATION

The following table discloses the compensation that was paid to the Pledge executive officers in the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ivan Persiyanov, Former President, CEO and interim CFO (1)	2017	-	-	-	-	-	-	-

Brian Boutte, President,	2017	48,416	-	-	-	-	13,412	61,828
CEO and interim CFO (1)32)43)	2016	265,000	60,000	216,789	-	-	43,230	585,019

(1)	Mr. Persiyanov was appointed our Chief Executive Officer, President and Interim Chief Financial Officer on March 31, 2017 when Mr. Boutte resigned.

(2)	The amounts disclosed as bonus for Mr. Boutte represents a once-off signing bonus.

(3)	Mr. Boutte was awarded 3,000,000 options on January 1, 2016. These options were valued at $216,789 using a Black Scholes option pricing model. These options vested as to 1,000,000 shares on January 1, 2017. Mr. Boutte resigned as our Chief Executive Officer on March 31, 2017.

(4)	All other compensation for Mr. Boutte includes $16,985 for company contributed healthcare; $20,489 for company contributions to Mr. Boutte’s 401K plan and $5,756 for lease payments on a vehicle utilized by Mr. Boutte.

To date, no compensation has been paid to any executive officers of RTS.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information relating to equity awards outstanding at the end of December 31, 2017 for each Named Executive Officer.

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	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unearned options (#)	Option exercise price ($)	Option expiry date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Brian Boutte (1)	-	3,000,000	-	0.09	1/1/2021	-	-	-	-

Ivan Persiyanov (2)	-	-	-	-	-	-	-	-	-

(1)	Mr. Boutte was awarded five year options exercisable over 3,000,000 shares of common stock in terms of an employment agreement entered into with him. These options vest as to 1,000,000 on January 1, 2017, 1,000,000 on January 1, 2018 and 1,000,000 on January 1, 2019. Mr. Boutte resigned as our Chief Executive Officer on March 31, 2017 and the reaming unvested options were cancelled.

Option Exercises

No options were exercised during the year ended December 31, 2017.

Name	Grant Date	Number of securities underlying restricted stock awards	Number of securities underlying restricted stock awards Vested	Number of securities underlying restricted stock awards Not Vested	Grant date fair value of restricted stock awards ($ per share)

John Huemoeller	December 5, 2014	10,000,000	10,000,000	-	0.18

John Zotos	December 5, 2014	3,000,000	3,000,000	-	0.18

Directors Compensation

The following table sets forth certain information concerning the compensation paid or earned by the Directors who were not Named Executive Officers for services rendered in all capacities during the year ended December 31, 2017.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-Equity Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ivan Persiyanov	-	-	-	-	-	-	-

John Huemoeller (1)	25,000	-	-	-	-	-	25,000

John Zotos (1)(2)	25,000	-	-	-	-	18,125	43,125

(1)	Mr. Huemoeller and Mr. Zotos were paid directors fees from August 2017 at $5,000 per month.
(2)	Mr. Zotos provided consulting services to us in the form of secretarial duties through his company ZotoZulu that amounted to $18,125, disclosed under “all other compensation”.

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None of our directors, who are not named executive officers have any options outstanding at December 31, 2017.

We also reimburse directors for travel and other out-of-pocket expenses incurred in attending Board of Director and committee meetings and any other company related business.

The following table sets forth information relating to Restricted Stock awards outstanding for our directors who were not Named Executive Officers as at December 31, 2017.

To date, no director compensation was paid to any directors of RTS.

Name	Grant Date	Number of securities underlying restricted stock awards	Number of securities underlying restricted stock awards Vested	Number of securities underlying restricted stock awards Not Vested	Grant date fair value of restricted stock awards ($ per share)

John Huemoeller	December 5, 2014	10,000,000	10,000,000	-	0.18

John Zotos	December 5, 2014	3,000,000	3,000,000	-	0.18

On May 2, 2018, we issued to each of our three directors, 10,000,000 shares of restricted common stock, vesting as to 1/3 of the grant immediately, 1/3 of the grant on the one-year anniversary of the grant date and 1/3 of the grant on the two year anniversary of the grant date.

Except as described under Executive Compensation and except for the Share Exchange, none of our directors and executive officers nor any person who beneficially owns, directly or indirectly, shares equaling more than 5% of our common stock, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons, has any material interest, direct or indirect, in any transaction that the Company entered into since January 1, 2016.

Propell Corporation 2008 Stock Option Plan

Our board of directors adopted the Propell Corporation 2008 Stock Option Plan (the “Plan”) in April 2008 to promote our long-term growth and profitability by (i) providing our key directors, officers and employees with incentives to improve stockholder value and contribute to our growth and financial success and (ii) enable us to attract, retain and reward the best available persons for positions of substantial responsibility. A total of 2,100,000 shares of our common stock have been reserved for issuance upon exercise of options granted pursuant to the Plan. The Plan allows us to grant options to our employees, officers and directors and those of our subsidiaries; provided that only our employees and those of our subsidiaries may receive incentive stock options under the Plan. We have granted a total of 380,950 options as of December 31, 2017 under the Plan. In addition, we granted 10,000,000 shares of restricted stock to our former CEO, John Huemoeller that were not issued pursuant to the Plan, of which all are vested. One of our directors, John Zotos was also granted 3,000,000 shares of restricted stock that were not issued pursuant to the Plan, all of which are vested.

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Set forth below is detail with respect to issuances under the Plan:

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining for future issuance under equity compensation plans

Equity Compensation plans approved by the stockholders
2008 Stock option plan	380,950	$0.90	$1,719,050

	380,950	$0.90	1,719,050

On January 1, 2016, we issued 3,000,000 five-year common stock options exercisable at a price of $0.09 per share to our CEO, Brian Boutte. These options were not issued pursuant to the Plan and vested as to 1,000,000 on the first anniversary of the grant date, and 1,000,000 vest on the second anniversary of the grant date and a further 1,000,000 vest on the third anniversary of the grant date. On March 31, 2017, Mr. Boutte resigned as the CEO of the Company. Upon the resignation of Mr. Boutte, the 3,000,000 options exercisable over common stock have been forfeited and are available for reissue.

On March 1, 2016, we issued 1 , 000,000 five-year common stock options exercisable at a price of $0.08 per share to our COO, David Ramsey. These options were not issued pursuant to the Plan and were to vest as to 1,000,000 on the first anniversary of the grant date, 1,000,000 on the second anniversary of the grant date and a further 1,000,000 on the third anniversary of the grant date. These stock options were cancelled upon the termination of Mr. Ramsey’s employment on December 15, 2016.

On May 2, 2018, we issued to each of our three directors for their services as directors, 10,000,000 shares of restricted common stock, vesting as to 1/3 immediately, 1/3 on the one-year anniversary of the grant and 1/3 on the two-year anniversary of the grant.

Issuer Purchases of Equity Securities

There were no issuer purchases of equity securities during the fiscal year ended December 31, 2017.

On March 23, 2018, in terms of a Share Purchase Agreement entered into with Ervington, we repurchased 64,302,467 shares of common stock, 3,137,500 shares of series A-1 preferred stock and 4,500,000 Series C preferred stock, for gross proceeds of $8,500,000, resulting in a change of control.

LEGAL PROCEEDINGS

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings, governmental actions investigations or claims are currently pending against us or involve us.

MARKET FOR THE REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

AND ISSUER PURCHASES OF EQUITY SECURITIES.

(a)	Price Range of Common Stock

Since April 2010 our common stock has traded on the OTCQB under the symbol PROP. From April 23, 2010 until the date of this report, our common stock traded on the OTC Bulletin Board. Prior to that date, there was no active market for our common stock. The following table sets forth the high and low sale prices for our common stock for the periods indicated.

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	HIGH	LOW
Fiscal year 2018
First quarter	$0.01	$0.00
Second quarter	$0.03	$0.01
Third Quarter	$0.014	$0.006
Fourth Quarter through December 19, 2018	$0.009	$0.004

Fiscal Year 2017
First quarter	$0.04	$0.02
Second quarter	$0.03	$0.01
Third quarter	$0.05	$0.01
Fourth quarter	$0.03	$0.00

Fiscal Year 2016
First quarter	$0.11	$0.07
Second quarter	$0.08	$0.04
Third quarter	$0.08	$0.02
Fourth quarter	$0.06	$0.02

The last reported sale price of our common stock on the OTC Bulletin board on May 9, 2018 was $0.02 per share.

Holders

As of December 19, 2018, there were approximately 123 holders of record of our common stock.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends on our common stock in the foreseeable future. Whether we declare and pay dividends is determined by our board of directors at their discretion, subject to certain limitations imposed under Delaware corporate law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. The holders of the Series B Preferred Stock are entitled to receive out of any assets legally available therefor cumulative dividends at the rate of eight percent (8%) per annum of the stated value (which initially is $10.00), accrued daily and payable annually in arrears on December 31 of each year.

RECENT SALES OF UNREGISTERED SECURITIES

On December 19, 2018, Pledge issued Christopher Headrick of 250,000,000 shares of its common stock in accordance with the terms of the Share Exchange Agreement.

On May 2, 2018, Pledge issued Christopher Headrick of 10,000,000 shares of its common stock, vesting 1/3 immediately, 1/3rd after one-year and 1/3rd after two years. On May 2, 2018, each of John Huemoeller and John Zotos, also received a grant of 10,000,000 shares of the Company’s common stock, vesting 1/3 immediately, 1/3rd after one-year and 1/3rd after two years.

On August 22, 2018, RTS issued 1,000 (prior to entering into the Share Exchange Agreement) shares of common stock to Christopher Headrick, which shares of common stock were exchanged in the Share Exchange for 250,000,000 shares of the Company’s common stock and the right to receive 150,000 shares of Series D Preferred Stock that will convert into 1,500,000,000 shares of the Company’s common stock.

The issuances of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each recipient of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 500 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, of which 5,000,000 are designated Series A-1 Convertible Preferred Stock, par value $0.001 per share (“Series A-1 Preferred”) and 500,000 are designated as Series B Convertible Preferred Stock, par value $0.001 per shares (“Series B Preferred”), and 4,500,000 are designated as shares of Series C Preferred Stock (“Series C Preferred”). As of December 19, 2018, 234,256,464 shares of common stock, no shares of Series A-1 Preferred were outstanding, 40,000 shares of Series B Preferred outstanding and no shares of Series C Preferred are outstanding. Currently, all of our authorized Preferred Stock has been designated; however, we do intend to increase our authorized number of shares of Preferred Stock and common stock.

Common Stock

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the certificate of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Delaware General Corporation Law does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business. Nevertheless, at this time there are not any restrictions on our ability to pay dividends on our common stock.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company, and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series B Preferred Stock

We currently have 500,000 shares of Series B Preferred designated of which 75,000 shares were originally issued and 40,000 are outstanding. Each share of Series B Preferred is convertible, at the option of the holder, subject to adjustment under certain circumstances, at any time, into 100 shares of common stock and each holder of Series B Preferred is entitled to vote on all matters that the common stock votes upon on an as converted basis. We have the right to redeem the shares of Series B Preferred at any time at a price per share equal to 120% of the Stated Value (which Stated Value is $10 on the date hereof, subject to adjustment under certain circumstances) The holders of the Series B Preferred are entitled to a liquidation preference equal to 120% of the Stated Value. The holders of the Series B Preferred are entitled to receive a cumulative dividend payable, at the election of the Company, in cash or shares of common stock, at a rate of 8% per annum.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

This provision is intended to afford directors and officers’ protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) and (b) of this Current Report on Form 8-K are incorporated by reference into this item.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this Current Report on Form 8-K are incorporated by reference into this item.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The exhibits described in Item 9.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 19, 2018, Pledge issued Christopher Headrick of 250,000,000 shares of its common stock in accordance with the terms of the Share Exchange Agreement.

The issuance of the common stock were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each recipient of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us.

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item.

Upon execution of the Share Exchange Agreement, the shares of RTS capital stock issued and outstanding immediately preceding the Share Exchange were exchanged for 250,000,000 shares of common stock and the right to receive 150,000 shares of Series D Preferred Stock. Upon issuance of the 250,000,000 shares of common stock, which are subject to certain disposition and voting limitations, Mr. Headrick owns shares of our common stock representing 52% of our voting securities. Following the Share Exchange and issuance of the Series D Preferred Stock, Christopher Headrick, the RTS former stockholder will hold approximately eighty eight percent (88%) of the Company voting securities outstanding.

Upon consummation of the Share Exchange, we intend to expand our Board from three to five directors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Share Exchange, Christopher Headrick became the Chief Executive Officer of the Company and John Zotos resigned from such role.

Accordingly, after execution of the Share Exchange Agreement, our board of directors consists of John Huemoeller (Chairman of the Board), Christopher Headrick, and John Zotos.

The disclosures set forth under the headings “Form 10 Information—Directors and Officers,” “Form 10 Information—Executive Compensation” and “Form 10 Information—Certain Relationships and Related Transactions and Director Independence” of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 5.06.	Change in Shell Company Status.

As the result of the transactions effected by the Closing of the Share Exchange, as described above under Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. The disclosures under the heading “The Share Exchange” set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 5.06.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of the Businesses Acquired and of Pledge

In accordance with Item 9.01(a) Renewable Technology Solutions, Inc.’s audited financial statements for the period ended September 30, 2018 are filed as Exhibit 99.1 to this Current Report on Form 8-K;

(b)	Pro Forma Financial Information is filed in this Current Report on Form 8-K as Exhibit 99.2

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of December 19, 2018, by and among Pledge Petroleum Corp., Renewable Technology Solutions, Inc., and Christopher Headrick.*
10.1	Contract for Sale and Purchase of Real Estate, dated December 12, 2018, by and between Stevens Automotive LLC, as Seller, and Renewable Technology Solutions, Inc., as Buyer.*
10.2	Promissory Note, in the principal amount of $5,000.00, issued by and Renewable Technology Solutions, Inc. to John Huemoeller*
23.1	Consent of Accell Audit & Compliance, P.A.
99.1	Renewable Technology Solutions, Inc. audited financial statements for the period ended September 30, 2018*
99.2	Pro Forma Financial Information *

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLEDGE PETROLEUM CORP.

Date: December 21, 2018	By:	/s/ John A. Zotos
Name: John A. Zotos
Title: Interim Chief Financial Officer

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